                                                                         Ex D(1)



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                       AGREEMENT AND PLAN OF AMALGAMATION

                                      AMONG

                     Rasmala Distribution (Cayman) Limited,

                     Rasmala Distribution (Bermuda) Limited

                                       and

                          Aramex International Limited

                              Dated January 3, 2002

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

                                TABLE OF CONTENTS

ARTICLE I THE OFFER                                                                                           1

Section 1.01      The Offer...................................................................................1
Section 1.02      Company Actions.............................................................................2
Section 1.03      Shareholder Lists...........................................................................3
Section 1.04      Directors...................................................................................3

ARTICLE II AMALGAMATION OR COMPULSORY ACQUISITION                                                             4

Section 2.01      The Amalgamation............................................................................4
Section 2.02      Amalgamation Closing........................................................................4
Section 2.03      Amalgamation Effective Time.................................................................4
Section 2.04      Effects of the Amalgamation.................................................................4
Section 2.05      Memorandum of Association and Bye-laws of the Amalgamated Company...........................4
Section 2.06      Directors and Officers......................................................................5
Section 2.07      Conversion of Common Shares.................................................................5
Section 2.08      Conversion of Common Shares of Purchaser....................................................5
Section 2.09      Shareholders' Meeting.......................................................................5
Section 2.10      Common Shares of Dissenting Shareholders....................................................5
Section 2.11      Compulsory Acquisition of Common Shares.....................................................5
Section 2.12      Withholding Taxes...........................................................................6

ARTICLE III PAYMENT FOR COMMON SHARES                                                                         6

Section 3.01      Fund for Payment for Common Shares..........................................................6
Section 3.02      Payment for Common Shares under the Amalgamation............................................6
Section 3.03      Payment for Common Shares under the Compulsory Acquisition..................................7
Section 3.04      Closing of the Company's Transfer Books.....................................................7

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY                                                      7

Section 4.01      Organization and Qualification..............................................................7
Section 4.02      Capitalization..............................................................................8
Section 4.03      Charter Documents; Minutes; Etc.............................................................9
Section 4.04      Authority for this Agreement................................................................9
Section 4.05      Consents and Approvals; No Violation........................................................9
Section 4.06      Reports; Financial Statements..............................................................10
Section 4.07      Absence of Certain Changes.................................................................10
Section 4.08      Schedule 14D-9, Offer Documents and Proxy Statement........................................10
Section 4.09      Brokers....................................................................................11
Section 4.10      Labor and Employment Matters...............................................................11
Section 4.11      Employee Benefit Plans; ERISA..............................................................12
Section 4.12      Litigation, Etc............................................................................13
Section 4.13      Tax Matters................................................................................13
Section 4.14      Compliance with Law........................................................................14
Section 4.15      Environmental Matters......................................................................14
Section 4.16      Intellectual Property......................................................................15
Section 4.17      Information Technology.....................................................................15
Section 4.18      Real Property..............................................................................16
Section 4.19      Material Contracts.........................................................................16
Section 4.20      Related Party Transactions.................................................................17
Section 4.21      Opinion of Financial Advisor...............................................................17
Section 4.22      Vote Required..............................................................................17
Section 4.23      Anti-Takeover Plan; Takeover Statutes......................................................17
Section 4.24      Insurance..................................................................................17
Section 4.25      Accounts Receivable........................................................................17
Section 4.26      Customers..................................................................................18
Section 4.27      Powers of Attorney.........................................................................18

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

Section 4.28      Joint Ventures and Agreements..............................................................18

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER                                             18

Section 5.01      Organization and Qualification.............................................................18
Section 5.02      Authority for this Agreement...............................................................19
Section 5.03      Offer Documents; Proxy Statement...........................................................19
Section 5.04      Consents and Approvals; No Violation.......................................................19
Section 5.05      Brokers....................................................................................19
Section 5.06      Litigation.................................................................................20
Section 5.07      Sufficient Funds...........................................................................20
Section 5.08      Source of Funds, No Violations.............................................................20

ARTICLE VI COVENANTS                                                                                         20

Section 6.01      Conduct of Business of the Company.........................................................20
Section 6.02      No Solicitation............................................................................22
Section 6.03      Access to Information......................................................................23
Section 6.04      Reasonable Efforts; Further Actions........................................................23
Section 6.05      Indemnification and Insurance..............................................................23
Section 6.06      Employee Matters...........................................................................24
Section 6.07      Proxy Statement............................................................................24
Section 6.08      Notification of Certain Matters............................................................24
Section 6.09      Press Releases.............................................................................24
Section 6.10      Review.....................................................................................25
Section 6.11      Existing Stock Options.....................................................................25

ARTICLE VII CONDITIONS TO CONSUMMATION OF THE AMALGAMATION                                                   25

Section 7.01      Conditions to Each Party's Obligation to Effect the Amalgamation...........................25

ARTICLE VIII TERMINATION; AMENDMENT; WAIVER                                                                  26

Section 8.01      Termination................................................................................26
Section 8.02      Effect of Termination......................................................................26
Section 8.03      Fees and Expenses..........................................................................27
Section 8.04      Amendment..................................................................................27
Section 8.05      Extension; Waiver; Remedies................................................................27

ARTICLE IX MISCELLANEOUS                                                                                     28

Section 9.01      Survival of Representations and Warranties.................................................28
Section 9.02      Entire Agreement; Assignment...............................................................28
Section 9.03      Validity...................................................................................28
Section 9.04      Notices....................................................................................28
Section 9.05      Governing Law; Jurisdiction................................................................29
Section 9.06      Parties In Interest........................................................................30
Section 9.07      Counterparts...............................................................................30

ARTICLE X DEFINITIONS AND INTERPRETATIONS                                                                    30

Section 10.01     Definitions................................................................................30
Section 10.02     Descriptive Headings.......................................................................35
Section 10.03     Interpretation.............................................................................35
Section 10.04     References.................................................................................35

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                             EXHIBITS AND SCHEDULES

EXHIBITS:

       Exhibit A ............................................................. Conditions to the Offer

       Exhibit B ............................................ Memorandum of Association of the Company

       Exhibit C ....................................... Directors and Officers of Amalgamated Company

       Exhibit D ........................................................... Form of Deed of Variation

       Exhibit E ....................................................... Form of Letter of Appointment

SCHEDULES*:
---------

       Schedule 4.01(b) ............................................................... Group Entities

       Schedule 4.02(a) ................................................. Voting Trusts and Agreements

       Schedule 4.02(b) ................................................................ Stock Options

       Schedule 4.02(c) ..................................................................... Warrants

       Schedule 4.02(e) .............................................. Group Entities and Encumbrances

       Schedule 4.05(b) ................................................. Governmental Entity Consents

       Schedule 4.05(c) ............................................................... Other Consents

       Schedule 4.06(a) ............................................................ Furnished Reports

       Schedule 4.06(c) .................................................................. Liabilities

       Schedule 4.07 ................................................................. Material Events

       Schedule 4.10 ................................................................... Labor Matters

       Schedule 4.10(g) ........................................... Standard Form Management Agreement

       Exhibit 1 to Schedule 4.10(g) ...................... Copy of Standard Form Management Agreement

       Schedule 4.11(a) ....................................................... Employee Benefit Plans

       Schedule 4.12(a) ................................................................... Litigation

       Schedule 4.13(a) .................................................................. Tax Returns

       Schedule 4.13(b) ................................................................... Tax Issues

       Schedule 4.13(c) ............................................................ Outstanding Taxes

       Schedule 4.13(d) .................................................... Tax Agreements and Claims

       Schedule 4.15 ............................................................ Environmental Claims

       Schedule 4.16(d) ........................................................ Intellectual Property


       Schedule 4.18(b) ....................................................................... Leases

       Schedule 4.19(a) ........................................................... Material Contracts

       Schedule 4.19(b) ........................................................... Trade Restrictions

       Schedule 4.24 .............................................................. Insurance Policies

       Schedule 4.26 ....................................................................... Customers

       Schedule 4.27 .............................................................. Powers of Attorney



* All schedules and exhibits to schedules have been intentionally omitted. The registrant hereby undertakes to furnish supplementally a copy of any omitted schedule to this Agreement and Plan of Amalgamation to the Securities and Exchange Commission upon request.

                       AGREEMENT AND PLAN OF AMALGAMATION

     AGREEMENT AND PLAN OF AMALGAMATION (this "AGREEMENT"), dated January 3, 2002 among Rasmala Distribution (Cayman) Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands ("PARENT"), Rasmala Distribution (Bermuda) Limited, a company organized under the laws of Bermuda and a wholly owned subsidiary of Parent ("PURCHASER"), and Aramex International Limited, a company organized under the laws of Bermuda (the "COMPANY").

                                    RECITALS

     WHEREAS, the Boards of Directors of Parent, Purchaser and the Company have each determined that this Agreement and the transactions contemplated hereby, including the Amalgamation, are advisable and fair to, and in the best interests of, their respective shareholders;

     WHEREAS, the Board of Directors of the Company has adopted resolutions approving the acquisition of the Company by Parent and Purchaser, this Agreement and the transactions contemplated hereby;

     WHEREAS, simultaneously with the execution and delivery of this Agreement, certain shareholders of the Company have entered into a Voting and Tender Agreement, dated as of the date hereof (the "VOTING AND TENDER AGREEMENT"), with Parent and Purchaser; and

     WHEREAS, Parent, Purchaser and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and the transactions contemplated hereby.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    Article I

                                    THE OFFER

SECTION 1.01      THE OFFER.

     (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.01 and that none of the events set forth in Exhibit A shall have occurred or be existing, or any such occurrence or existence shall have been waived in writing by Purchaser, Purchaser shall, and Parent shall cause Purchaser to, as promptly as practicable (but in no event later than ten
(10) Business Days following the public announcement of the execution of this Agreement) commence (within the meaning of Rule 14d-2 under the Exchange Act), an offer to purchase all outstanding Common Shares (including those Common Shares issuable in respect of Existing Stock Options that have been "conditionally exercised" by the holder thereof for purposes of participating in the Offer), at a price (such price, or any higher price as may be paid in the Offer, the "OFFER PRICE") of $12.00 per Share, in cash (such tender offer, as it may be amended and supplemented from time to time as permitted under this Agreement, the "OFFER"). The obligation of Purchaser to consummate the Offer and to accept for payment and pay for any Shares tendered pursuant thereto shall be subject to the terms and conditions set forth in this Agreement and to those conditions set forth in Exhibit A (the "OFFER CONDITIONS"), any of which may be waived by Purchaser in its sole discretion and without any consent of the Company. The initial expiration date of the Offer shall be the twentieth US Business Day following the commencement of the Offer. Purchaser expressly reserves the right to modify the terms of the Offer, except that, without the prior written consent of the Company, Purchaser shall not (A) decrease the Offer Price or change the form of the consideration payable in the Offer, (B) decrease the number of Shares sought pursuant to the Offer, (C) impose additional conditions to the Offer, (D) change the conditions to the Offer (other than a reduction in the Minimum Tender Condition) or (E) make any other change in the terms or conditions of the Offer which is adverse to the holders of Common Shares.

     (b) Subject to the terms and conditions of this Agreement and to the satisfaction or waiver of the Offer Conditions as of any scheduled expiration of the initial offering period of the Offer, Purchaser shall accept for payment Shares validly tendered and not withdrawn pursuant to the Offer and pay for such Shares promptly after such scheduled expiration. Notwithstanding the foregoing, Purchaser and Parent shall have the right to (i) extend the Offer, from time to time, if at the expiration date of the Offer (with respect to either the initial offering period or an extended offering period, as the case may be) any of the conditions to the Offer have not been satisfied or waived, (ii) extend the Offer for any period required by any regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer or (iii) elect to provide one or more subsequent offering periods pursuant to Rule 14d-11 of the Exchange Act (collectively, the "SUBSEQUENT PERIOD"). In addition, the Offer Price may be increased and the Offer may be extended to the extent required by law in connection with such increase in each case without the consent of the Company.

     (c) On the date of commencement of the Offer, Purchaser shall file or cause to be filed with the SEC a Schedule TO with respect to the Offer which will comply in all material respects with the provisions of, and satisfy in all material respects the requirements of, such Schedule TO and all applicable US federal securities laws and shall contain the offer to purchase and related letter of transmittal and other ancillary Offer documents and instruments pursuant to which the Offer will be made (collectively with any supplements or amendments thereto, the "OFFER DOCUMENTS"). The Company and its counsel shall be given a reasonable opportunity to review and comment on the Offer Documents prior to their filing with the SEC. Purchaser agrees to provide the Company with, and to consult with the Company regarding, any comments that may be received from the SEC or its staff or any other regulatory authority with respect to the Offer Documents promptly after receipt thereof. Parent, Purchaser and the Company each agree promptly to correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect and Purchaser further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and be disseminated to holders of Common Shares and Existing Stock Options, in each case as and to the extent required by applicable law.

SECTION 1.02      COMPANY ACTIONS.

     (a) The Company hereby consents to the Offer and represents and warrants that:

          (i) its Board of Directors (at a meeting or meetings duly called and held, or by unanimous written consent, prior to the date hereof) has:

               (A) determined that the terms of each of the Offer and the Amalgamation are advisable and fair to, and in the best interests of, the shareholders of the Company;

               (B) approved and adopted this Agreement and the transactions contemplated hereby (including the Offer and the Compulsory Acquisition or the Amalgamation);

               (C) resolved to recommend acceptance of the Offer and approval and adoption of the plan of amalgamation (as provided in Part VII of the Companies Act) substantially on the terms and conditions described in this Agreement by the shareholders of the Company and to direct that the plan of amalgamation be submitted to the shareholders of the Company for approval; and

               (D) resolved to elect, to the extent permitted by law, not to be subject to any Takeover Laws of any jurisdiction that may purport to be applicable to this Agreement;

          provided, however, while any offering period remains open, such consent, determination, recommendation, rendering and election by the Company's Board of Directors specified in this Section 1.02(a)(i) may be withdrawn, modified, rescinded or amended if the Company's Board of Directors determines to accept a Superior Proposal; and

          (ii) The Financial Advisor has, at the expense of the Company, delivered to the Company's Board of Directors an opinion to the effect that the consideration to be paid in the Offer and the Amalgamation to the Company's shareholders is fair, from a financial point of view, to such shareholders and a true and complete copy of such opinion has been given to Parent and Purchaser.

     (b) Upon commencement of the Offer, the Company shall file with the SEC a
Schedule 14D-9 containing the recommendations of its Board of Directors described in Section 1.02(a), and hereby consents to the inclusion of such recommendations in the Offer Documents, and shall disseminate the Schedule 14D-9 to holders of Common Shares and Existing Stock Options as required by Rule 14D-9 promulgated under the Exchange Act. The Company shall cooperate with Parent and Purchaser to include a copy of the Schedule 14D-9 with the Offer Documents mailed or furnished to the holders of Common Shares and Existing Stock Options. Parent and Purchaser shall provide the Company all information reasonably requested by the Company for inclusion in the Schedule 14D-9. Parent, Purchaser and their counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 prior to its filing with the SEC. The Company agrees to provide Parent and Purchaser with, and to consult with Parent and Purchaser regarding, any comments that may be received from the SEC or its staff or any other regulatory authority with respect to the Schedule 14D-9 promptly upon receipt thereof. Parent, Purchaser and the Company each agree promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and be disseminated to holders of Common Shares and Existing Stock Options, in each case as and to the extent required by applicable law.

SECTION 1.03 SHAREHOLDER LISTS. In connection with the Offer, upon Parent's or Purchaser's request, the Company shall cause the Transfer Agent to furnish Parent and Purchaser promptly with mailing labels, security position listings and any available listing or computer file containing the names and addresses of the registered holders of the Common Shares and Existing Stock Options as of a recent date and shall cause the Transfer Agent to furnish Parent and Purchaser with such information and assistance (including, without limitation, updated lists of shareholders, mailing labels and lists of securities positions) as Parent or Purchaser or their agents may reasonably request in communicating the Offer to the registered and beneficial holders of the Common Shares and Existing Stock Options. Subject to the requirements of applicable law, Parent and Purchaser, except only as is necessary to disseminate the Offer Documents and any other documents necessary to consummate the Amalgamation or the Compulsory Acquisition, shall hold in confidence and make no use of the information contained in any such labels, listings and files except in connection with the Offer and the Amalgamation or the Compulsory Acquisition; and if this Agreement is terminated, will promptly deliver or cause to be delivered to the Company all copies of such information then in their possession or under their control.

SECTION 1.04      DIRECTORS.

     (a) Subject to applicable law and any applicable listing requirements, promptly upon the payment by Purchaser pursuant to the Offer for such number of Shares as represents at least a majority of the outstanding Shares, and from time to time thereafter, Purchaser shall be entitled to designate such number of directors, rounded up to the nearest whole number, to serve on the Board of Directors of the Company as will give Purchaser representation on the Board of Directors of the Company equal to the product of (i) the number of directors on the Board of Directors of the Company (giving effect to the election of any additional directors pursuant to this section) and (ii) the percentage that such number of Shares owned (beneficially or registered) by Parent and/or Purchaser bears to the number of Common Shares outstanding. The Company shall co-operate fully and promptly take all actions reasonably requested by Purchaser to enable Purchaser's designees to be elected or appointed to the Board of Directors of the Company, including, without limitation, securing the resignations of such number of directors as is necessary to provide Purchaser with such level of representation; provided, however, that the Board of Directors of the Company shall continue to include no fewer than three Continuing Directors (as defined below) until the Effective Time. The

Company will co-operate fully with Purchaser to ensure that persons designated by Purchaser constitute the same percentage on each committee of the Board of Directors of the Company, except the committee referred to in Section 1.04(b), as is on the entire Board of Directors of the Company, (giving effect to this Section 1.04(a)). The Company's obligations to appoint designees to its Board of Directors shall be subject to compliance with Section 14(f) of the Exchange Act, to the extent applicable. At the request of Purchaser, the Company shall promptly take all actions required pursuant to Section 14(f) and Rule 14f-1 promulgated under the Exchange Act (to the extent such section and rule are applicable) in order to fulfill its obligations under this Section 1.04 and shall include in the Schedule 14D-9 or otherwise timely mail to its shareholders all necessary information to comply therewith. Parent and Purchaser will supply to the Company all information with respect to themselves and their respective officers, directors and affiliates required by such Section and Rule.

     (b) Purchaser agrees that, following the election or appointment of Purchaser's designees pursuant to Section 1.04(a) and prior to the Effective Time, any amendment or termination of this Agreement requiring action by the Company, any extension of time for the performance of any of the obligations or other acts of Parent or Purchaser under this Agreement and any exercise or waiver of any of the Company's rights or remedies under this Agreement will require the affirmative vote of a majority of the directors of the Company then in office who are directors of the Company on the date hereof (the "CONTINUING DIRECTORS"). Purchaser agrees that it will vote its Common Shares in favor of any corporate action necessary to ensure that there are three Continuing Directors between the Acceptance Date and the Effective Time and as otherwise necessary to effect this Section 1.04(b).

                                   ARTICLE II

                     AMALGAMATION OR COMPULSORY ACQUISITION

SECTION 2.01 THE AMALGAMATION. Should Purchaser be unable to conduct a compulsory acquisition of the outstanding Common Shares that were not tendered pursuant to the Offer as described in Section 2.11 below, then upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Companies Act, the Company and the Purchaser shall be amalgamated (the "AMALGAMATION") at the Amalgamation Effective Time. The Company and the Purchaser will continue as the amalgamated company under Bermuda law and all of the rights, privileges, immunities, powers and franchises of Purchaser and the Company shall be those of the amalgamated company resulting from the Amalgamation (the "AMALGAMATED COMPANY"). The Amalgamated Company shall operate under the name of "Aramex International Limited" and continue under the provisions of the Companies Act and other applicable Bermuda law.

SECTION 2.02 AMALGAMATION CLOSING. Subsequent to satisfaction or waiver, where permissible, of the conditions set forth in Article VII, the closing of the Amalgamation shall take place at a time, place and date specified by the parties hereto.

SECTION 2.03 AMALGAMATION EFFECTIVE TIME. As soon as practicable after the expiration of the Offer (including any Subsequent Period), Purchaser and the Company shall file a joint application for the consent of the Bermuda Minister of Finance to any special objects or purposes which may be contained in the proposed Memorandum of Association of the Amalgamated Company and, as soon as practicable after receipt of any such consent and the satisfaction or, to the extent permitted hereunder, waiver of all conditions hereunder to the Amalgamation, Purchaser and the Company shall make all filings or recordings required by the Companies Act to perfect or complete the Amalgamation. The Amalgamation shall become effective on the date shown in the certificate of amalgamation (the "CERTIFICATE OF AMALGAMATION") issued in accordance with
Section 108 of the Companies Act by the Registrar of Companies in Bermuda (the time the Amalgamation becomes effective, the "AMALGAMATION EFFECTIVE TIME").

SECTION 2.04 EFFECTS OF THE AMALGAMATION. The Amalgamation shall have the effects set forth in Section 109 of the Companies Act.

SECTION 2.05 MEMORANDUM OF ASSOCIATION AND BYE-LAWS OF THE AMALGAMATED COMPANY. The memorandum of association of the Company which is attached as Exhibit B shall be the memorandum of association of the Amalgamated Company (as provided in Section 105 of the

Companies Act) until thereafter changed or amended as provided therein or by applicable law. The bye-laws of Purchaser, as in effect immediately prior to the Amalgamation Effective Time, shall be the bye-laws of the Amalgamated Company until thereafter changed or amended as provided therein or by applicable law.

SECTION 2.06 DIRECTORS AND OFFICERS. The directors and officers (and resident representative, if any) of Purchaser at the Amalgamation Effective Time shall, together with those additional persons listed on Exhibit C, from and after the Amalgamation Effective Time, be the directors and officers (and resident representative, if any), respectively, of the Amalgamated Company until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Companies Act and the bye-laws of the Amalgamated Company. The name and address of each proposed director and officer of the Amalgamated Company is set forth in Exhibit C.

SECTION 2.07 CONVERSION OF COMMON SHARES. Each Common Share issued and outstanding immediately prior to the Amalgamation Effective Time (other than Common Shares owned by Parent or Purchaser, all of which shall be cancelled without any consideration being exchanged therefor) shall, by virtue of the Amalgamation and without any action on the part of the holder thereof, be converted at the Amalgamation Effective Time into the right to receive in cash an amount per Common Share (subject to any applicable withholding tax as specified in Section 2.12) equal to the Offer Price, without interest (the "AMALGAMATION CONSIDERATION"), upon the surrender of the certificate representing such Common Shares as provided in Section 3.02.

SECTION 2.08 CONVERSION OF COMMON SHARES OF PURCHASER. Each common share, par value $1.00 per share, of Purchaser issued and outstanding immediately prior to the Amalgamation Effective Time shall, by virtue of the Amalgamation and without any action on the part of the holder thereof, be converted into and become one common share of the Amalgamated Company.

SECTION 2.09 SHAREHOLDERS' MEETING. Unless Purchaser is able to conduct a compulsory acquisition of the outstanding Common Shares not tendered in the Offer as contemplated by Section 2.11, then subject to Part VII of the Companies Act, the Company acting through its Board of Directors shall (i) duly call, give notice of, convene and hold a special general meeting (the "SPECIAL MEETING") of its shareholders as soon as practicable following the consummation of the Offer for the purpose of approving the plan of amalgamation set forth in this Agreement and (ii) include in the corresponding Proxy Statement the recommendation of its Board of Directors that shareholders of the Company vote in favor of the adoption of the plan of amalgamation substantially on the terms and conditions described in this Agreement. Parent and Purchaser each agree that, at the Special Meeting, all of the Common Shares acquired pursuant to the Offer or otherwise owned or acquired by Parent or Purchaser shall be voted in favor of the Amalgamation.

SECTION 2.10 COMMON SHARES OF DISSENTING SHAREHOLDERS. Notwithstanding anything in this Agreement to the contrary, in connection with the Amalgamation (if there is no compulsory acquisition pursuant to Section 2.11), holders of then-outstanding Common Shares shall have rights pursuant to Section 106 of the Companies Act, provided such holders comply with the provisions of such Section. For purposes of applying the foregoing provisions of the Companies Act, the date of the corporate action triggering the obligation to provide notice of dissenters' rights to the holders of then-outstanding Common Shares shall be the date on which notice of the shareholder's meeting to approve the Amalgamation is deemed to be received by such holders.

SECTION 2.11 COMPULSORY ACQUISITION OF COMMON SHARES. If, after completion of the Offer, 90% in value of the then outstanding Common Shares not held at the date of the Offer by Purchaser, a subsidiary of Purchaser or a nominee for either of them have been tendered, then in lieu of the Amalgamation otherwise described in this Article II, Purchaser shall act to compulsorily acquire the Common Shares that were not tendered in the Offer pursuant to the provisions of
Section 102 of the Companies Act (the "COMPULSORY ACQUISITION") on the date falling one month from the date notice of such acquisition has been given to the remaining shareholders of the Company, assuming that the Bermuda Supreme Court has not ordered otherwise during such month based on an application by a dissenting shareholder (such date, the "COMPULSORY ACQUISITION EFFECTIVE TIME").

SECTION 2.12 WITHHOLDING TAXES. Parent, Purchaser and the Amalgamated Company shall be entitled to deduct and withhold from the consideration otherwise payable to a holder of Common Shares or Existing Stock Options pursuant to the Offer, the Amalgamation or the Compulsory Acquisition, as applicable, any stock transfer taxes and such amounts as are required to be withheld under the Code, or any applicable provision of state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement and the Offer, the Amalgamation or the Compulsory Acquisition as having been paid to the holder of Common Shares or Existing Stock Options in respect of which such deduction and withholding was made.

                                   ARTICLE III

                            PAYMENT FOR COMMON SHARES

SECTION 3.01 FUND FOR PAYMENT FOR COMMON SHARES. Prior to the Effective Time, Parent will cause Purchaser to make available to a bank or trust company designated by Parent (the "PAYING AGENT") sufficient funds to make the payments pursuant to Section 2.07 or Section 2.11 on a timely basis to holders (other than Parent or Purchaser) of Common Shares that are issued and outstanding immediately prior to the Effective Time (such amounts, the "PAYMENT FUND"). The Paying Agent shall make the payments provided for in the preceding sentence out of the Payment Fund. The Payment Fund shall not be used for any other purpose, except as provided in this Agreement.

SECTION 3.02      PAYMENT FOR COMMON SHARES UNDER THE AMALGAMATION.

     (a) As soon as reasonably practicable after the Amalgamation Effective Time, the Amalgamated Company shall cause the Paying Agent to mail to each registered holder, as of the Amalgamation Effective Time, of an outstanding certificate or certificates which immediately prior to the Amalgamation Effective Time represented Common Shares (the "CERTIFICATES"), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates and receiving payment therefor. Following surrender to the Paying Agent of a Certificate, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Paying Agent, the holder of such Certificate shall be paid in exchange therefor cash in an amount (subject to any applicable withholding tax as specified in Section 2.12) equal to the product of the number of Common Shares represented by such Certificate multiplied by the Amalgamation Consideration, and such Certificate shall forthwith be canceled. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. If payment is to be made to a Person other than the Person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the Common Shares represented by the Certificate surrendered or establish to the satisfaction of the Amalgamated Company that such tax has been paid or is not applicable. From and after the Amalgamation Effective Time and until surrendered in accordance with the provisions of this
Section 3.02, each Certificate (other than Certificates representing Common Shares owned by Parent or Purchaser) shall represent for all purposes solely the right to receive, in accordance with the terms hereof, the Amalgamation Consideration in cash multiplied by the number of Common Shares represented by such Certificate, without any interest thereon.

     (b) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Amalgamated Company, the posting by such Person of a bond in such amount as the Amalgamated Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will deliver, in exchange for such affidavit claiming such Certificate is lost, stolen or destroyed, the applicable Amalgamation Consideration with respect to the Common Shares formerly represented thereby.

     (c) Any portion of the Payment Fund (including the proceeds of any investments thereof) that remains unclaimed by the former shareholders of the Company for six months after the Amalgamation Effective Time shall be repaid to the Amalgamated Company. Any former shareholders of the Company who have not complied with this Section 3.02 prior to the end of such six-month period shall thereafter look only to the Amalgamated Company (subject to abandoned property, escheat or other similar laws), but only as general creditors thereof for payment of their claim for the Amalgamation Consideration, without any interest thereon, upon due surrender of the Certificates held by them. Neither Parent, the Amalgamated Company nor the Paying Agent shall be liable to any holder of Common Shares for any monies delivered from the Payment Fund or otherwise to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to two years after the Amalgamation Effective Time (or such earlier date as shall be immediately prior to the date that such unclaimed funds would otherwise become subject to any abandoned property, escheat or similar law), unclaimed funds payable with respect to such certificates shall, to the extent permitted by applicable law, become the property of the Amalgamated Company, free and clear of all claims or interest of any Person previously entitled thereto.

SECTION 3.03 PAYMENT FOR COMMON SHARES UNDER THE COMPULSORY ACQUISITION. At the Compulsory Acquisition Effective Time and in accordance with Section 102 of the Companies Act, Parent will cause Purchaser, through the Paying Agent, to pay to the Company the amount payable for the Common Shares not tendered in the Offer and the Company shall then transfer such amount into a separate account and hold such amount in trust for the former shareholders concerned. Notwithstanding the foregoing, the Company may direct Purchaser to pay such amount directly into the account designated by the Company to hold such amount in trust for the former shareholders concerned.

SECTION 3.04 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Amalgamation Effective Time, the register of members of the Company shall be closed. At and after the Amalgamation Effective Time, there shall be no registration of transfers of Common Shares that were outstanding immediately prior to the Amalgamation Effective Time on the register of members of the Amalgamated Company. From and after the Amalgamation Effective Time, the holders of Common Shares outstanding immediately prior to the Amalgamation Effective Time shall cease to have any rights with respect to such Common Shares except as otherwise provided in this Agreement or by applicable law. All cash paid upon the surrender of Certificates in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the Common Shares previously represented by such Certificates. If, after the Amalgamation Effective Time, Certificates are presented to the Amalgamated Company for any reason, they shall be canceled and exchanged for cash as provided in this Article III.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

         The Company represents and warrants to Parent and Purchaser as follows:

SECTION 4.01      ORGANIZATION AND QUALIFICATION.

     (a) The Company and each Group Entity is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with all requisite power and authority to own its properties and conduct its business as currently conducted. The Company and each Group Entity is duly qualified and in good standing as a foreign corporation or other entity authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary.

     (b) Schedule 4.01(b) sets forth a true and complete list of each Group Entity and the name and percentage ownership of each shareholder in each Group Entity. Other than securities held solely for investment purposes, neither the Company nor any Group Entity, directly or indirectly, owns any interest in any Person other than the entities listed on Schedule 4.01(b).

SECTION 4.02      CAPITALIZATION.

     (a) The authorized share capital of the Company consists of 15,000,000 common shares, par value $0.01 per share, and 5,000,000 preferred shares, par value $0.01 per share. As of the date of this Agreement, 4,895,887 Common Shares were issued and outstanding and no Preferred Shares were issued and outstanding. All of the outstanding Common Shares and Preferred Shares have been duly authorized and validly issued, are fully paid and nonassessable and are free of preemptive rights. Except as disclosed on Schedule 4.02(a) or as described in the Voting and Tender Agreement, there are no voting trusts or other agreements or understandings to which the Company or any Group Entity is a party with respect to the voting of share capital of the Company or any Group Entity.

     (b) Schedule 4.02(b) contains a list, as of the date of this Agreement, of the name of each Existing Stock Option holder, the number of outstanding Existing Stock Options held by such holder, the number of Common Shares such holder is entitled to receive upon the exercise of each Existing Stock Option and the corresponding exercise price. As of the date of this Agreement, all Existing Stock Options are currently exercisable.

     (c) As of the date of this Agreement, there are outstanding 46,925 warrants convertible into an aggregate of 46,925 Common Shares (the "WARRANTS"). Schedule 4.02(c) contains a list, as of the date of this Agreement, of each existing warrant holder, the number of outstanding warrants held by such holder, the number of Common Shares such holder is entitled to receive upon the exercise of such warrants and the corresponding exercise price. Except as stated in Section 4.02(a) of this Agreement and disclosed on Schedules 4.02(b) and (c), the Company has not issued any Common Shares or Preferred Shares, has not granted any options, warrants or rights or entered into other agreements or commitments to issue or purchase Common Shares or Preferred Shares (under the Stock Option Plan or otherwise) and has not split, combined or reclassified any of its shares of share capital.

     (d) Except for the Existing Stock Options and the Warrants, there are no outstanding (i) securities of the Company convertible into or exchangeable for shares of share capital or voting securities or ownership interests in the Company, (ii) options, warrants, rights or other agreements or commitments to acquire from the Company, or obligations of the Company to issue, any share capital, voting securities or other ownership interests in (or securities convertible into or exchangeable for share capital or voting securities or other ownership interests in) the Company, (iii) obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any share capital, voting securities or other ownership interests in the Company (the items in clauses (i), (ii) and (iii), together with the share capital of the Company, the Existing Stock Options and the Warrants, being referred to collectively as "COMPANY SECURITIES") or (iv) obligations by the Company or any Group Entity to make any payments based on the price or value of the Common Shares or Preferred Shares. There are no outstanding obligations of the Company or any Group Entity to repurchase, redeem or otherwise acquire any Company Securities.

     (e) Except as set forth on Schedule 4.02(e), the Company is directly or indirectly the registered and beneficial owner of its interest in each Group Entity, free and clear of any lien, mortgage, pledge, charge, security interest or encumbrance of any kind, and there are no irrevocable proxies with respect to any such shares. There are no outstanding (i) securities of the Company or any Group Entity convertible into or exchangeable for shares of share capital or other voting securities or ownership interests in any Group Entity, (ii) options, warrants, rights or other agreements or commitments to acquire from the Company or any Group Entity (or obligations of the Company or any Group Entity to issue) any share capital, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any share capital, voting securities or ownership interests in, any Group Entity, (iii) obligations of the Company or any Group Entity to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any share capital, voting securities or other ownership interests in any Group Entity (the items in clauses (i), (ii) and (iii), together with the share capital of such Group Entities, being referred to collectively as "GROUP ENTITY SECURITIES") or (iv) obligations of the Company or any Group Entity to make any payment based on the value of any shares of any Group Entity. There are no outstanding obligations of the Company or any Group Entity to repurchase, redeem or otherwise acquire any outstanding Group Entity Securities.

SECTION 4.03      CHARTER DOCUMENTS; MINUTES; ETC.

     (a) The Company has heretofore made available to Parent and Purchaser a true and correct copy of the Memorandum of Association and Bye-laws (or other similar governing documents), each as amended to the date hereof, of the Company and each Group Entity. The Company has also provided to Parent and Purchaser prior to the date hereof true and correct (i) copies of the share registers and
(ii) lists of the directors of the Company and each Group Entity and there have been no changes to any such share registers or of any such directors since such information was provided to Parent and Purchaser.

     (b) Except as a result of this Agreement, no Person, whether pursuant to a written agreement or otherwise, has the right to designate a person to serve as a member of the Board of Directors of the Company.

SECTION 4.04 AUTHORITY FOR THIS AGREEMENT. The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining any necessary shareholder approval of the plan of amalgamation, to consummate the transactions contemplated hereby (except the Compulsory Acquisition, which, if effected, will be completed as described under this Agreement consistent with applicable law). The execution and delivery of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the approval of the plan of amalgamation by a three-fourths majority of the votes cast at the meeting of the shareholders held for such purpose prior to the consummation of the Amalgamation. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and (assuming the due authorization, execution and delivery of this Agreement by Purchaser and Parent) binding agreement of the Company, enforceable against the Company in accordance with its terms (subject to bankruptcy, insolvency, reorganization or similar laws of general application affecting the enforcement of creditors rights generally and general principles of equity and with respect to Sections 6.01(b), (c), (d) and
(f), subject to applicable principles of Bermuda law).

SECTION 4.05 CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the respective Memorandum of Association or Bye-laws (or other similar governing documents) of the Company or any Group Entity, (b) except as described in Section 2.03 of this Agreement or as set forth on
Schedule 4.05(b), require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except as may be required under the HSR Act, any non-United States competition, anti-trust and investment laws, the Securities Act, the Exchange Act, the Companies Act, the Exchange Control Regulations 1973 of Bermuda and the "takeover", "blue sky" or securities laws of various jurisdictions, (c) except as set forth on Schedule 4.05(c), require any consent, waiver or approval or result in a default (or give rise to any right of termination, cancellation, modification or acceleration) under any of the terms, conditions or provisions of any note, license, agreement, contract, indenture or other instrument or obligation to which the Company or any Group Entity is a party or by which the Company or any Group Entity or any of their respective assets may be bound, (d) result in the creation or imposition of any mortgage, lien, pledge, charge, security interest or encumbrance of any kind on any asset of the Company or any Group Entity or
(e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any Group Entity or by which any of their respective assets are bound, except in the case of clauses (b), (c), (d) and (e) for any of the foregoing that would not have a Material Adverse Effect, materially impair the ability of the Company or any Group Entity to perform their obligations under this Agreement or prevent the consummation of any of the transactions contemplated by this Agreement.

SECTION 4.06      REPORTS; FINANCIAL STATEMENTS.

     (a) Except as set forth on Schedule 4.06(a), the Company has duly filed or furnished all forms, registration statements, reports, schedules, proxy or information statements and other documents (including exhibits and amendments thereto) required to be filed or furnished by it with the SEC. True and correct copies of all such materials filed or furnished by the Company with the SEC prior to the date hereof (the "COMPANY SEC REPORTS") have either been made available or are publicly available to Parent and Purchaser. As of the respective dates such Company SEC Reports were filed or furnished or, if any such Company SEC Reports were amended, as of the date such amendment was filed or furnished, each of the Company SEC Reports, including without limitation any financial statements or schedules included therein, (i) complied in all material respects with all applicable requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations promulgated thereunder and
(ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) Each of (i) the audited consolidated financial statements of the Company and the audited consolidated interim financial statements of the Company (including any related notes and schedules) included (or incorporated by reference) in the Company SEC Reports, and (ii) the unaudited interim consolidated financial statements for the nine-month period ended September 30, 2001 (including any related notes and schedules), a true and correct copy of which has been provided to Parent and Purchaser (the "QUARTERLY FINANCIAL STATEMENTS"), have been prepared from, and are in accordance with, the books and records of the Company and its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto, have been prepared in accordance with International Accounting Standards applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and the Group Entities as of their respective dates, and the consolidated income, shareholders equity, results of operations and changes in consolidated financial position or cash flows for the periods presented therein, except that the Quarterly Financial Statements are subject to normal year-end adjustments which are not reasonably likely to be materially adverse to the Company and Group Entities taken as a whole.

     (c) Except as set forth on Schedule 4.06(c) and other than liabilities and obligations incurred in the ordinary course of business consistent with past practices since September 30, 2001, neither the Company nor any Group Entity has any liabilities of any nature (whether accrued, absolute, contingent or otherwise) (i) required by International Accounting Standards to be set forth on a consolidated balance sheet of the Company and the Group Entities or in the notes thereto and not so set forth in the Quarterly Financial Statements and
(ii) that would have a Material Adverse Effect.

SECTION 4.07 ABSENCE OF CERTAIN CHANGES. Except as set forth on Schedule 4.07, since September 30, 2001 (a) the Company and the Group Entities have not suffered any change, condition, event or development that would have a Material Adverse Effect on the Company, (b) the Company and the Group Entities have conducted in all material respects their respective businesses only in the ordinary course consistent with past practice and (c) there has not been (i) any declaration, setting aside or payment of any dividend or other distribution in respect of the Common Shares or Preferred Shares or any repurchase, redemption or other acquisition by the Company or any Group Entity of any outstanding shares of share capital or other securities in, or other ownership interests in, the Company or any Group Entity or (ii) any change by the Company or any Group Entity in accounting methods, principles or practices except as required by changes in International Accounting Standards.

SECTION 4.08      SCHEDULE 14D-9, OFFER DOCUMENTS AND PROXY STATEMENT.

         (a) None of the information supplied or to be supplied by or on behalf of the Company or any Group Entity or affiliate of the Company for inclusion in the Offer Documents (or any supplements or amendments thereto) will, at the times such documents are filed with the SEC and are mailed to shareholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Schedule 14D-9 and any supplement or amendment thereto will not, at the time they are filed with the SEC and at the time of any distribution or dissemination thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to information supplied in writing by Parent, Purchaser or an affiliate thereof for inclusion therein.

         (b) The Proxy Statement, and any other schedule or document required to be sent to the Company's shareholders and any filings which may be required to be made by the Company in connection with the Amalgamation, will not, at the time the Proxy Statement is mailed and (if required) filed, and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to information supplied in writing by Parent, Purchaser or an affiliate thereof for inclusion therein. The 14D-9 and the Proxy Statement, and any amendments or supplements thereto, when filed, furnished, distributed or disseminated, as applicable, will comply (if required) as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder and other applicable law.

SECTION 4.09 BROKERS. Except for BB&T Capital Markets, the fees and expenses of which will be paid by the Company, no Person is entitled to receive any brokerage, finder's or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon agreements made by or on behalf of the Company or any Group Entity.

SECTION 4.10 LABOR AND EMPLOYMENT MATTERS. Except as set forth on Schedule 4.10 or with respect to matters the Company reasonably believes will not result in a Material Adverse Effect:

     (a) Neither the Company nor any Group Entity is a party to or bound by any collective bargaining contract, collective labor agreement or other contract or arrangement with a labor union, trade union or other organization involving any of its employees, and neither the Company nor any Group Entity has been apprised within the past twenty-four (24) months that any petition has been filed or proceeding instituted by an employee or group of employees of the Company or any Group Entity with any Governmental Entity seeking recognition of a bargaining representative. Neither the Company nor any Group Entity is subject to, and no employee of the Company or any Group Entity benefits from, any contract or arrangement with respect to compensation upon termination of employment. All of the employees of the Company and the Group Entities are "at will" employees subject to the termination notice provisions included in employment agreements or applicable law.

     (b) (i) To the Company's knowledge, there is no labor strike, dispute, slow down or stoppage pending or threatened against the Company or any Group Entity;

          (ii) Neither the Company nor any Group Entity has received in the last twenty-four (24) months any demand letters, civil rights charges, suits or drafts of suits with respect to claims made by or on behalf of any of their respective employees; and

          (iii) Neither the Company nor any Group Entity is aware of any pending claims, civil rights charges, suits or drafts of suits with respect to claims made by or on behalf of their respective employees.

     (c) All material amounts that the Company or any Group Entity is legally or contractually required either (i) to deduct from its employees' salaries or to transfer to such employees' pension or provident, life insurance, incapacity insurance, continuing education fund or other similar fund or (ii) to withhold from its employees' salaries and pay to any Governmental Entity as required by applicable laws have, in each case, been duly deducted, transferred, withheld and paid and neither the Company nor any Group Entity has any material outstanding obligation to make any such deduction, transfer, withholding or payment (other than routine delays in the ordinary course of business and consistent with past practice).

     (d) Neither the Company nor any Group Entity is liable for any material payment to any trust or other fund or to any Governmental Entity with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business and consistent with past practice).

     (e) The Company and the Group Entities are in compliance with all laws and regulations pertaining to the payment of wages and overtime.

     (f) Since the enactment of the WARN Act, none of the Company or any Group Entity has effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any Group Entity, or
(ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company or any Group Entity, nor has the Company or any Group Entity been affected by any application of any similar state, local or foreign law, other than closings, layoffs or similar events that the Company reasonably believes will not result in a Material Adverse Effect.

     (g) Except as set forth on Schedule 4.10(g), each country manager for each Group Entity has executed a standard form agreement with the Company or the appropriate Group Entity in substantially the form attached as Exhibit 1 to
Schedule 4.10(g) and no such executed agreement has terms materially different from those in the attached form.

SECTION 4.11      EMPLOYEE BENEFIT PLANS; ERISA.

     (a) Schedule 4.11(a) contains a true and complete list of each "employee benefit plan" as defined in Section 3(3) of ERISA and each material bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock award, severance or termination benefit, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, each employment, retention or severance agreement or arrangement which cannot be terminated in fewer than three months or without liability exceeding the greater of one month's salary or one week of salary for each year of service and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to by the Company or by any ERISA Affiliate, that together with the Company would be deemed a "single employer" within the meaning of Section 4001 of ERISA, for the benefit of any employee or former employee or director of the Company or any ERISA Affiliate of the Company (the "COMPANY BENEFIT PLANS"). "Company Benefit Plans" excludes any unmodified statutorily mandated plan or arrangement or any industry-wide plan. Neither the Company nor any Group Entity participates in or is required to participate in any industry-wide plan.
Schedule 4.11(a) separately lists each Company Benefit Plan subject to United States law (the "COMPANY US PLANS").

     (b) No Company Benefit Plan is subject to Title IV of ERISA.

     (c) No amounts payable under the Company US Plans are, to the Company's knowledge, likely to fail to be deductible for United States federal income tax purposes by virtue of Section 280G of the Code.

     (d) Each Company US Plan intended to be "qualified" within the meaning of
Section 401(a) of the Code has received a determination letter from the US Internal Revenue Service as to its qualification; each trust maintained thereunder has been determined by the US Internal Revenue Service to be exempt from taxation under Section 501(a) of the Code; and, to the Company's knowledge, no event has occurred since the date of such determination that the Company reasonably believes will adversely affect such qualification or exemption.

     (e) All material contributions or other payments required to have been made by the Company or any ERISA Affiliate to or under any Company Benefit Plan by applicable law or the terms of such Company Benefit Plan have been timely and properly made. Each Company Benefit Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code, other than operational or administrative issues the Company reasonably believes will not result in a Material Adverse Effect. There are no pending, or to the knowledge of the Company, threatened, claims by or on behalf of any Company Benefit Plan, by any employee or beneficiary covered under any such Company Benefit Plan, or otherwise involving any such Company Benefit Plan (other than routine claims for benefits).

     (f) To the Company's knowledge, each Company Benefit Plan that is not subject to United States law and that is required to be registered has been so registered, and has been maintained in good standing with applicable regulatory authorities.

SECTION 4.12      LITIGATION, ETC.

     (a) Except as set forth on Schedule 4.12(a), there are no actions, suits or proceedings pending or, to the Company's knowledge, threatened against the Company, any Group Entity or any of the directors or officers of the Company or any Group Entity in their capacity as such at law or in equity, or before any national, state, municipal or any other governmental subdivision or department, commission, board, bureau, agency or instrumentality in any country. Except as set forth on Schedule 4.12(a), none of the Company, any Group Entity or any of the directors or officers of the Company or any Group Entity in their capacity as such is subject to any outstanding judgment, injunction, order or decree of any court or Governmental Entity.

     (b) The judgment against the Company or the relevant Group Entity or Group Entities in the Palestinian Territories will not, in the aggregate, exceed $50,000 in awards, penalties, fees and expenses.

SECTION 4.13      TAX MATTERS.

     (a) Except as set forth on Schedule 4.13(a), the Company and the Group Entities have timely filed or will timely file all Tax Returns required to be filed by applicable law, regulations and administrative pronouncements by any of them prior to or as of the Effective Time. All such Tax Returns and amendments thereto are accurate and complete in all material respects or, to the extent not yet filed, will be accurate and complete in all material respects. Except as set forth on Schedule 4.13(a), no penalties or other charges are or will become due with respect to the late filing of any Tax Return of the Company and the Group Entities (or any of them) or payment of any Tax of the Company and the Group Entities (or any of them) required to be filed or paid on or before the Effective Time. No claim has ever been made in writing by a Tax Authority in a jurisdiction where the Company or any Group Entity does not file Tax Returns that it is or may be subject to tax in that jurisdiction.

     (b) Except as set forth on Schedule 4.13(b), with respect to all Tax Returns filed by or with respect to the Company and the Group Entities (or any of them):

          (i) neither the Company nor any Group Entity has given or been requested to give any waiver of statute of limitations relating to the payment of taxes or have executed powers of attorney with respect to Tax matters that remains in effect;

          (ii) no Audit by a Tax Authority is pending or, to the knowledge of the Company, threatened with respect to any Tax Returns filed by or Taxes due from the Company or any Group Entity and, to the knowledge of the Company, no issue has been raised by any Tax Authority in any Audit of the Company or any Group Entity that if raised with respect to any other period not so audited could, to the knowledge of the Company, be expected to result in a proposed deficiency for any period not so audited;

          (iii) no deficiency or adjustment for any Taxes has been threatened in writing, proposed, asserted or assessed against the Company or any Group Entity and there are no liens for Taxes on any assets of the Company or any Group Entity (other than liens for Taxes that are not yet due and payable);

          (iv) no waiver or agreement has been executed for the extension of time for the assessment or payment of any Tax that remains in effect; and

          (v) Any Group Entity subject to US federal income tax has disclosed all positions taken on Tax Returns filed by it that could give rise to a substantial understatement of US federal income tax within the meaning of
     Section 6662 of the Code.

     (c) Except as set forth on Schedule 4.13(c):

          (i) all Taxes required to be paid on or before the date hereof by or with respect to the Company and the Group Entities (or any of them) have been timely paid;

          (ii) any Taxes required to be paid by or with respect to the Company and the Group Entities (or any of them) after the date hereof and on or before the Effective Time shall be timely paid; and

          (iii) The Company and each Group Entity has withheld and paid, or will withhold and timely pay, all Taxes required by law to be withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

     (d) Schedule 4.13(d) identifies:

          (i) all Tax sharing, Tax indemnity or similar agreements to which the Company or any Group Entity is a party to, is bound by or has any obligation or liability for Taxes and true and complete copies of such agreements have been provided to Parent and Purchaser prior to the date hereof; and

          (ii) all claims with respect to Taxes that have been asserted in writing against the Company and the Group Entities (or any of them) under any agreement described in (i) above.

     (e) The Company and the Group Entities have made adequate provisions in accordance with International Accounting Standards appropriately and consistently applied to each of the Company and the Group Entities in (i) the consolidated financial statements included in the Company SEC Reports and (ii) the Quarterly Financial Statements for the payment of all Taxes for which each of the Company and the Group Entities may be liable for the periods covered thereby that were not yet due and payable as of the dates thereof.

     (f) None of the Company or any Group Entity is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(a)(A)(ii) of the Code.

SECTION 4.14      COMPLIANCE WITH LAW.

     (a) Neither the Company nor any Group Entity is in conflict in any material respect with, in default in any material respect with respect to, or in violation in any material respect of, any statute, law, ordinance, rule, regulation, order, judgment or decree applicable to the Company or any Group Entity or by which any property or asset of the Company or any Group Entity is bound or affected. The Company and each Group Entity has all material permits, licenses, authorizations, consents, approvals and franchises (including any trade permits, licenses or other authorizations) from Governmental Entities required to conduct their businesses as currently conducted (the "COMPANY PERMITS"). The Company and its Subsidiaries are in material compliance with the terms of all Company Permits and none of the Company Permits have expired.

     (b) The Company will cause the appropriate Group Entity to renew all requisite Company Permits in Shajah and Ras Al Khaimah. The Company is unaware of any fact or circumstance that would prevent or prohibit the granting of such Company Permits by the relevant regulatory authorities. The Company will notify Parent and Purchaser promptly upon receipt of proof of renewal.

SECTION 4.15      ENVIRONMENTAL MATTERS.

     (a) The Company and each of its Subsidiaries have been and are in compliance in all material respects with all applicable Environmental Laws; (b) the Company and each Group Entity have all material permits, licenses, consents, approvals, waivers, variances and other authorizations ("AUTHORIZATIONS") that are required with respect to the operation of its business, property and assets under all Environmental Laws, are in material compliance with such Authorizations and all such Authorizations are in full force and effect; and (c) except as set forth on Schedule 4.15, there are no claims, actions, suits, proceedings, investigations of which the Company is aware, decrees, judgments or orders against the Company or any Group Entity pursuant to any Environmental Law or principles of common law relating to pollution of the environment or health and safety.

SECTION 4.16      INTELLECTUAL PROPERTY.

     (a) The Company or the relevant Group Entities either own or are validly licensed to use all Intellectual Property used or required to carry on both the existing business operations and the planned business operations of the Company and the Group Entities. To the Company's knowledge, the business activities of the Company and the Group Entities have not and do not infringe the Intellectual Property rights of any Person and the Company and the Group Entities do not and have not made any unauthorized use of any know how proprietary to any Person. To the Company's knowledge, no Person has been or is infringing any Intellectual Property owned by the Company or the Group Entities.

     (b) All Intellectual Property that the Company and the Group Entities own is (i) valid, subsisting and enforceable and nothing has been done or omitted to be done by which it may cease to be valid, subsisting and enforceable; (ii) solely legally and beneficially owned by the Company or the relevant Group Entity; (iii) other than as between and among the Company and any Group Entity, free from any license, encumbrance, charge or other restriction on use or exploitation, option to purchase or sell or disclosure obligation; and (iv) not subject to any existing or threatened claim or opposition from any Person as to title, validity, enforceability or otherwise. All fees in relation to the registered Intellectual Property owned by the Company and the Group Entities have been paid on time and all steps for application, maintenance, and protection of all registered Intellectual Property owned by the Company and the Group Entities have been taken on time.

     (c) So far as the Company is aware, all Intellectual Property that the Company and the Group Entities use is valid, subsisting and enforceable and nothing has been done or omitted to be done by which it may cease to be valid, subsisting and enforceable.

     (d) The Company and the Group Entities are not in breach of any agreement or arrangement relating to the Intellectual Property and no Person is in breach of any such agreements or arrangements. No such agreement or arrangement is capable of termination on a change in the management control or shareholding of the Company or any Group Entity by reason of the transactions contemplated by this Agreement without any consent payment or other condition having to be obtained, made or fulfilled.

     (e) Schedule 4.16(d) lists all material licenses of Intellectual Property to or by the Company or any Group Entity and true and complete copies of such licenses have been supplied to Parent and Purchaser.

SECTION 4.17      INFORMATION TECHNOLOGY.

     (a) The Company and the Group Entities own or license all Information Technology necessary or required to carry on their existing business operations and such rights are unaffected by a change in the management control or shareholding of the Company or any Group Entity by reason of the transactions contemplated under this Agreement without any consent payment or other condition having to be obtained, made or fulfilled. The Company and the Group Entities have the right to use the Information Technology necessary or required to carry on the business operations of the Company and the Group Entities and such rights are unaffected by a change in the management control or shareholding of the Company or any Group Entity by reason of the transactions contemplated under this Agreement without any consent payment or other condition having to be obtained, made or fulfilled.

     (b) All Information Technology used by the Company and the Group Entities has functioned and performed, and is functioning and performing, in accordance with the specifications thereof in all material respects, and where any services in relation to such Information Technology are supplied by any third party such services have been supplied in a timely and satisfactory manner in all material respects and in accordance with the relevant service agreement. The Information Technology used by the Company and the Group Entities includes up to date anti-virus software. The Information Technology used by the Company and the Group Entities includes systems to enable the back-up of the systems used by the Company and the Group Entities in accordance with good industry practice.

     (c) True, complete, accurate and up to date copies of all agreements relating to the use of the source code to which the Company or any Group Entity is a party have been supplied to Parent and Purchaser.

     (d) Other than the Airborne tracking system, neither the Company nor any Group Entity outsources to or otherwise engages any third party to (i) operate any of the Information Technology such Company or Group Entity uses or (ii) process data on its behalf.

     (e) The Company is not aware of any disputes, claims or infringement proceedings relating to the Website and the Domain Names. The Company is not aware of any complaint made to a data protection authority or any ongoing investigation by a data protection authority related to its compliance, or the compliance of any Group Entity, with the provisions of all privacy or data protection legislation to which each is subject, including, without limitation, the provisions of the Data Protection Acts 1984 and 1998. To the knowledge of the Company, the Company and the Group Entities have complied in all material respects with such legislation.

SECTION 4.18      REAL PROPERTY.

     (a) Neither the Company nor any Group Entity owns any real property in fee.

     (b) Schedule 4.18(b) sets forth a list of all leases, subleases and other agreements under which the Company or any Group Entity uses or occupies or has the right to use or occupy, now or in the future, any real property (the "REAL PROPERTY LEASES") that are material. Each Real Property Lease is valid, binding and in full force and effect, and no termination event or condition or uncured default on the part of the Company or any such Group Entity exists (or with the giving of notice or lapse of time or both, would exist) under any Real Property Lease. Other than as disclosed on Schedule 4.18(b), each of the Company and such Group Entity has a good and valid leasehold interest in each parcel of real property leased by it free and clear of all mortgages, pledges, liens, encumbrances and security interests, except (i) Taxes and general and special assessments not in default and payable without penalty and interest and (ii) other liens, mortgages, pledges, encumbrances and security interests that do not interfere with the Company's or such Group Entity's use and enjoyment of such real property or detract from or diminish the value thereof.

     (c) The application for renewals of the leases relating to Unit Numbers 10 and 11 of the Logistics Facility at Queen Alia International Airport Free Zone, Amman, Jordan, together with the applicable fees, have been submitted to the landlord thereof. The Company has taken all required procedural steps to renew such leases and is not aware of any fact or circumstance that would prevent or prohibit the granting of the lease renewals by the landlord. The Company will notify Parent and Purchaser promptly upon receipt of proof of renewal.

SECTION 4.19      MATERIAL CONTRACTS.

     (a) The Company has set forth on Schedule 4.19(a) a list of, and has provided to Parent and Purchaser true and correct copies of, all contracts, agreements, commitments, arrangements, leases (including with respect to personal property) and other instruments (whether oral or written) to which the Company or any Group Entity is a party or by which the Company, any Group Entity or any of their respective assets are bound (including, without limitation, any such agreements with any of the Company's or any Group Entity's officers, directors or affiliates) that require or are likely to require aggregate payments of more than $100,000.

     (b) There is no contract, agreement or understanding that was required to be described in or filed or furnished as an exhibit to any Company SEC Report that was not described in or filed or furnished as required by the Securities Act or the Exchange Act, as the case may be (the agreements described in the preceding sentence, together with the agreements described in Section 4.19(a) above, "MATERIAL CONTRACTS"). All Material Contracts are valid and binding and are in full force and effect and enforceable in accordance with their respective terms, other than Material Contracts which are by their terms no longer in force or effect. The Company or such Group Entity is not in violation or breach of or default under any Material Contracts, nor to the Company's knowledge is any other party to any such Material Contracts. Except as set forth on Schedule 4.19(b), neither the Company nor Group Entity is a party to or bound by any contract, agreement or arrangement (including any lease of real property) (i) restricting the ability of the Company or any Group Entity (or after the Amalgamation, Parent, the Amalgamated Company or any of their respective subsidiaries) to compete in or conduct any line of business or to engage in business in any geographic area, (ii) containing covenants of any other Person not to compete with the Company or any Group Entity or (iii) containing any so-called "most favored nation" provisions or any similar provision requiring the Company or any Group Entity (or after the Amalgamation, Parent, the Amalgamated Company or any of their respective subsidiaries) to offer a third party terms or concessions at least as favorable as offered to one or more other parties.

SECTION 4.20 RELATED PARTY TRANSACTIONS. Other than as disclosed in the Company's Form 20-F for fiscal year 2000, there are no contracts, agreements, commitments, leases (whether of real or personal property) or other arrangements (whether oral or written) to which the Company or any Group Entity is a party or by which the Company, any Group Entity or any of their respective assets is bound that is with any person related (by marriage or blood) to any of the Company's or any Group Entity's officers, directors or affiliates.

SECTION 4.21 OPINION OF FINANCIAL ADVISOR. The Board of Directors of the Company has received the opinion of the Financial Advisor, a true and correct copy of which has been provided to Parent and Purchaser, to the effect that, as of the date of this Agreement, the consideration to be received in the Offer and the Amalgamation, by the holders of Common Shares (other than Parent, Purchaser or its affiliates) and Existing Stock Options is fair to such holders from a financial point of view. The Company has obtained all necessary consents to permit the inclusion of the fairness opinion of the Financial Advisor in the Offer Documents and the Proxy Statement.

SECTION 4.22 VOTE REQUIRED. The only vote of the holders of any class or series of Company share capital necessary to approve the Amalgamation is a three-fourths majority of votes of the holders of Common Shares cast at the Special Meeting.

SECTION 4.23 ANTI-TAKEOVER PLAN; TAKEOVER STATUTES. Neither the Company nor any Group Entity has in effect any shareholder rights plan or similar device or arrangement, commonly or colloquially known as a "poison pill" or "anti-takeover" plan, or any similar plan, device or arrangement and the respective Boards of Directors (or similar governing body) of the Company and the Group Entities have not adopted or authorized the adoption of such a plan, device or arrangement. To the best of the Company's knowledge, no takeover statute or similar statute or regulation applies or purports to apply to the Offer, the Amalgamation, this Agreement, or any of the transactions contemplated by this Agreement.

SECTION 4.24 INSURANCE. Schedule 4.24 lists each of the insurance policies relating to the Company or the Group Entities which are currently in effect. The Company and each Group Entity has in place insurance of the type and amounts customarily carried by Persons conducting business similar to the business conducted by the Company and the Group Entities. With respect to each such insurance policy or binder none of the Company, any Group Entity or any other party to the policy is in breach or default thereunder (including with respect to the payment of premiums or the giving of notices), and the Company does not know of any occurrence or any event (including without limitation the consummation of the transactions contemplated by this Agreement) which (with notice or the lapse of time or both) would constitute such a breach or default or permit termination, modification or acceleration under the policy, except for such breaches or defaults which, individually or in the aggregate, would not result in a Material Adverse Effect. Schedule 4.24 describes any self-insurance arrangements affecting the Company or the Group Entities. All premiums and other payments relating to the officer's and director's liability insurance policies of the Company and the Group Entities have been paid for coverage through February 19, 2002.

SECTION 4.25 ACCOUNTS RECEIVABLE. The accounts receivable of the Company and the Group Entities as reflected in the Quarterly Financial Statements, to the extent uncollected, and the accounts receivable reflected on the books of the Company and the Group Entities (i) have arisen in the ordinary course of business of the Company and the Group Entities consistent with past practices and (ii) subject only to reserves for bad debts computed in a manner consistent with past practice and reasonably estimated to reflect the probable results of collection, have been collected or are collectible in the ordinary course of business of the Company and the Group Entities in the aggregate recorded amounts shown in the Quarterly Financial Statements in accordance with their terms.

SECTION 4.26 CUSTOMERS. Schedule 4.26 sets forth a list of (i) (A) Airborne and
(B) the top twenty (20) customers of the Company and the Group Entities (based on revenue for the last completed fiscal year), (ii) for each such Person referred to in Section 4.26(i), the amount of the dollar volume for fiscal year 2000 and the first three fiscal quarters for 2001 and (iii) confirmation of whether a written agreement (other than periodic purchase orders) exists between the Company or any Group Entity and each such Person referred to in Section 4.26(i) and the effective date of each such written agreement. The relationships of the Company and the Group Entities with each Person referred to in Section 4.26(i) are good commercial working relationships. Except as set forth on
Schedule 4.26, no Person listed on Schedule 4.26 within the last twelve months has cancelled or otherwise terminated the relationship of such Person with the Company or any Group Entity.

SECTION 4.27 POWERS OF ATTORNEY. Schedule 4.27 sets forth a list of all material powers of attorney given by or on behalf of the Company or any Group Entity to any Person. Parent and Purchaser have heretofore been provided with true and correct copies of all such powers of attorney.

SECTION 4.28      JOINT VENTURES AND AGREEMENTS.

     (a) The Company has obtained a valid and binding waiver, in form and substance acceptable to Parent and Purchaser, from Makshaff Services Ltd. and the other shareholders of Arab African Express Courier Co. Ltd. with respect to the change of control provisions in the joint venture agreement and the Articles of Association relating to Arab African Express Courier Co. Ltd. True and correct copies of such waivers have been given to Parent and Purchaser prior to the date hereof.

     (b) The Company has formally terminated the joint venture agreement with respect to its Omani operations by sending written notice of such termination to Al Taie Travel & Tourism. A true and correct copy of such termination letter has been given to Parent and Purchaser prior to the date hereof.

     (c) Tal Aramex and Al Awsat International Transport are the only entities through which the Company conducts or undertakes any business in Saudi Arabia. Tal Aramex has all Company Permits necessary for the transaction of its business.

     (d) The Company has taken all actions necessary to properly terminate its joint venture operations in Bangladesh in accordance with the terms of the relevant joint venture agreement and all license agreements governing such operations.

     (e) In consultation with and on terms acceptable to Parent and Purchaser, the Company is currently negotiating and will use all reasonable efforts to enter into an agreement with Airborne with respect to the cooperation between Airborne and the Company on, among other matters, software and other technology. A true and correct copy of such agreement will be provided to Parent and Purchaser promptly upon execution thereof.

                                    ARTICLE V

                               REPRESENTATIONS AND

                       WARRANTIES OF PARENT AND PURCHASER

     Parent and Purchaser jointly and severally represent and warrant to the Company as follows:

SECTION 5.01 ORGANIZATION AND QUALIFICATION. Each of Parent and Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with all requisite power and authority to own its properties and conduct its business as currently conducted. Each of Parent and Purchaser is duly qualified and in good standing as a foreign corporation or other entity authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary. All of the issued and outstanding share capital of Purchaser is owned directly or indirectly by Parent.

SECTION 5.02 AUTHORITY FOR THIS AGREEMENT. Each of Parent and Purchaser has all necessary power and authority to execute and deliver this Agreement and subject to Purchaser obtaining any necessary shareholder approval of the plan of amalgamation to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Purchaser and the consummation of the transactions contemplated hereby have been duly and validly authorized by the respective Boards of Directors of Parent and Purchaser and no other proceedings on the part of Parent or Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby other than the approval of the plan of amalgamation by the shareholder of Purchaser. This Agreement has been duly and validly executed and delivered by Parent and Purchaser and constitutes a legal, valid and (assuming the due authorization, execution and delivery of this Agreement by the Company) binding agreement of each of Parent and Purchaser, enforceable against each of Parent and Purchaser in accordance with its terms (subject to bankruptcy, insolvency, reorganization or similar laws of general application affecting the enforcement of creditors rights generally and general principles of equity).

SECTION 5.03      OFFER DOCUMENTS; PROXY STATEMENT.

     (a) None of the Offer Documents will, at the times such documents are filed with the SEC and are mailed to the shareholders of the Company, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Parent or Purchaser with respect to information supplied in writing by the Company or an affiliate of the Company for inclusion therein. The Offer Documents will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder and other applicable law.

     (b) None of the information supplied or to be supplied by or on behalf of Parent, Purchaser or any affiliate of Parent or Purchaser for inclusion in the Proxy Statement or the Schedule 14D-9 (or any supplements or amendments thereto) will, at the date of filing with the SEC, and, in the case of the Proxy Statement, at the time the Proxy Statement is mailed and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

SECTION 5.04 CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement by Parent or Purchaser nor the consummation of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the respective Memorandum of Association or Bye-laws (or other similar governing documents) of Parent or Purchaser, (b) except as described in Section 2.03 of this Agreement or as set forth on Schedule 4.05(b), require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except as may be required under the HSR Act, any non-United States competition, antitrust and investment laws, the Securities Act, the Exchange Act, the Companies Act, the Exchange Control Regulations 1973 of Bermuda and the "takeover", "blue sky" or securities laws of various jurisdictions, (c) require any consent, waiver or approval or result in a default (or give rise to any right of termination, cancellation, modification or acceleration) under any of the terms, conditions or provisions of any note, license, agreement, contract, indenture or other instrument or obligation to which Parent or Purchaser is a party or by which Parent or Purchaser or any of their respective assets may be bound, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or Purchaser or by which any of their respective assets are bound, except in the case of clauses (b), (c) and (d) for any of the foregoing that would not have a Material Adverse Effect, materially impair the ability of Parent or Purchaser to perform its obligations under this Agreement or prevent the consummation of any of the transactions contemplated by this Agreement.

SECTION 5.05 BROKERS. Except for TM Capital Corp., SHUAA Capital p.s.c. and Capital Trust N.V., the fees and expenses of which will be paid by Parent and Purchaser, no Person or entity is entitled to receive any brokerage, finder's or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon the agreements made by or on behalf of Parent or Purchaser.

SECTION 5.06 LITIGATION. There is no claim, action, suit, proceeding or governmental investigation pending or, to the knowledge of Parent or Purchaser, threatened against either Parent or Purchaser that seeks to or could reasonably be expected to have a Material Adverse Effect on the ability of the parties hereto to consummate the transactions contemplated hereby.

SECTION 5.07 SUFFICIENT FUNDS. Parent will have and make available to Purchaser sufficient and immediately available Funds to meet Purchaser's obligations set forth under this Agreement as they become due, including but not limited to sufficient and immediately available funds to pay the consideration for all of the Shares and to pay the Amalgamation Consideration, when payment is due, and to pay all amounts that may be due in respect of consummating the Offer, the Amalgamation, the Compulsory Acquisition and the transactions contemplated hereby.

SECTION 5.08 SOURCE OF FUNDS, NO VIOLATIONS. To the knowledge of Parent and Purchaser, the funds paid to holders of Common Shares and Existing Stock Options pursuant to the Offer, and the Amalgamation or the Compulsory Acquisition, as the case may be, do not derive from any specified unlawful activity as defined in Section 1956, Title 18 of the United States Code or under the provisions of any other applicable law regarding money laundering. To the knowledge of Parent and Purchaser, no direct or indirect shareholder of Parent and Purchaser is a, and Parent and Purchaser have not engaged in any transaction with, any person, asset or entity named on the list of "Specially Designated Nationals and Blocked Persons," dated December 4, 2001, issued by the US Office of Foreign Assets Control.

                                   ARTICLE VI

                                   COVENANTS

SECTION 6.01 CONDUCT OF BUSINESS OF THE COMPANY. Except as expressly contemplated by this Agreement, and subject to applicable principles of Bermuda law, during the period from the date of this Agreement to the earlier of (i) the Effective Time and (ii) the date on which a majority of the Company's directors are designees of Parent or Purchaser, or until the earlier termination of this Agreement, the Company will conduct and will cause each Group Entity to conduct its operations according to its ordinary and usual course of business consistent with past practice and will use its best efforts to preserve intact the business organization of the Company and the Group Entities, to keep available the services of its and their present officers and key employees, and to preserve the goodwill of those having business relationships with it. Without limiting the generality of the foregoing and except as otherwise expressly provided in or contemplated by this Agreement, subject to applicable principles of Bermuda law, during the period specified in the preceding sentence, without the prior written consent of Parent, the Company will not and will not permit any Group Entity to:

     (a) issue, sell, grant options or rights to purchase, pledge, or authorize or propose the issuance, sale, grant of options or rights to purchase or pledge of (i) any Company Securities (including under the Stock Option Plan) or Group Entity Securities, or grant or accelerate any right to convert or exchange any Company Securities or Group Entity Securities, other than Common Shares issuable upon exercise of the Existing Stock Options or (ii) any other securities in respect of, in lieu of or in substitution for Common Shares or Preferred Shares outstanding on the date hereof;

     (b) acquire or redeem, directly or indirectly, or amend any Company Securities or Group Entity Securities;

     (c) split, combine or reclassify its share capital or declare, set aside, make or pay any dividend or distribution (whether in cash, stock or property) on any shares of its share capital (other than cash dividends paid to the Company by wholly-owned Group Entities with regard to their share capital);

     (d) propose or adopt any amendment to its Memorandum of Association or Bye-laws (or similar documents);

     (e) other than employee retention and annual performance bonuses not to exceed $450,000 in the aggregate, grant any stock related, performance or similar awards or bonuses;

     (f) (i) acquire or agree to acquire by merging, amalgamating, or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (ii) acquire or agree to acquire, lease or manage any assets, other than in the ordinary course of business and consistent with past practice;

     (g) other than in the ordinary course of business and consistent with past practice, sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets, or stock or other ownership interest in any of its properties or subsidiaries other than (i) any liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings for which adequate reserves have been provided in the consolidated balance sheet of the Company in the Quarterly Financial Statements and (ii) such mechanics and similar liens, if any, as do not materially detract from the value of any of such properties, assets, stock or ownership interests or materially interfere with the present use of any of such properties or assets;

     (h) other than in the ordinary course of business and consistent with past practice, make any commitment or enter into, or amend, modify, or terminate any contract or agreement material to the Company and the Group Entities;

     (i) other than in the ordinary course of business consistent with past practices and with respect to amounts of less than $500,000 in the aggregate (1) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Group Entity, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for borrowings under its line of credit for working capital purposes and the endorsement of checks or (2) make any loans, advances or capital contributions to, or investments in, any other Person;

     (j) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation stock option, restricted stock, pension, retirement, deferred compensation, employment termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former director, officer or employee;

     (k) except as may be required as a result of a change in law or in International Accounting Standards or a change in order to comply with SEC requirements, change any of its or any Group Entity's accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

     (l) ensure that it and each Group Entity shall use its best efforts to keep or cause to be kept its existing insurance policies (or substantial equivalents) in existing amounts duly in force until the Effective Time and shall give Parent and Purchaser notice of any material change in its insurance policies;

     (m) (i) take any action that would make any representation and warranty of the Company or any Group Entity hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time or (ii) omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at such time;

     (n) enter into any new, or amend any existing, employment, severance, consulting or salary continuation agreements with or for the benefit of any of its or any Group Entity's officers, directors or employees, or grant any increases in the compensation or benefits to such officers, directors and employees (other than normal increases to persons who are not officers or directors in the ordinary course of business consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expenses of the Company or the Group Entities);

     (o) fail to (i) maintain its real property (including leased property) in a manner consistent with past practice, (ii) pay when due all Taxes, rents, assessments and insurance premiums affecting such properties, (iii) timely comply with the terms and conditions of all leases, contracts and agreements relating to or affecting the real property and the use and operation thereof, in each case; or

     (p) agree in writing or otherwise to take any of the foregoing actions.

SECTION 6.02      NO SOLICITATION.

     (a) The Company shall not, and shall cause the Group Entities and the officers, directors, employees, representatives (including investment bankers, attorneys and accountants), agents and affiliates of the Company and the Group Entities not to, directly or indirectly, (i) encourage, solicit or initiate any Acquisition Proposal or (ii) participate in negotiations with, or provide any information to, or afford any access to the properties, books or records of the Company or any Group Entity, or otherwise take any other action to assist or facilitate (including granting any waiver or release under any standstill or similar agreement with respect to any securities of the Company) any Person or group (other than Parent or Purchaser or any affiliate or associate of Parent or Purchaser) (a "POTENTIAL ACQUIRER") concerning any Acquisition Proposal. In the event the Company receives any Acquisition Proposal, the Company shall promptly notify Parent of such receipt and provide Parent with the identity of the Potential Acquirer and a description of such Acquisition Proposal (or a copy thereof).

     (b) Notwithstanding the provisions of Section 6.02(a), the Company may take any of the actions referred to in Section 6.02(a)(ii) with respect to a Potential Acquirer that has made an unsolicited written bona fide Acquisition Proposal provided that all of the following conditions are satisfied: (i) the Board of Directors of the Company (acting by a majority of the entire board) determines in good faith, after consultation with its independent financial advisor and independent legal counsel, that such Acquisition Proposal is reasonably likely to result in the making of a Superior Proposal; (ii) the Company promptly (and in any event within 24 hours of receipt) notifies Parent of the receipt of such Acquisition Proposal and/or any request for nonpublic information relating to the Company or any Group Entity or for access to the properties, books or records of the Company or any Group Entity by the Potential Acquirer that has made such Acquisition Proposal and that the Company intends to engage in negotiations with, or to provide information to such Potential Acquirer, (iii) the Company receives from such Potential Acquirer an executed confidentiality or standstill agreement that is no more favorable to such person than the Confidentiality Agreement; and (iv) the Company furnishes or makes available to Parent the same information provided to such Person (to the extent not previously furnished or made available). If the Company (or any Group Entity or its or their respective officers, directors, employee, representatives, agents or affiliates) participates in discussion or negotiations with, or provides information to a Potential Acquirer, the Company will keep Parent advised on a current basis of any developments with respect thereto.

     (c) The Company will, and will cause the Group Entities and the respective officers, directors, employees, representatives, agents and affiliates of the Company and the Group Entities to, immediately cease and cause to be terminated any existing solicitation, activity, discussions or negotiations with any Persons (other than Parent, Purchaser or any of their respective affiliates or associates) conducted prior to the date hereof with respect to any Acquisition Proposal.

     (d) Unless the Company terminates this Agreement in accordance with Section 8.01(e), the Company shall not (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent or Purchaser, the approval or recommendation of the Offer or the Amalgamation as set forth in Section 1.02(a),
(ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (iii) enter into any letter of intent, agreement in principle or acquisition agreement related to any Acquisition Proposal.

     (e) Nothing contained in this Section 6.02 shall prohibit the Company or its Board of Directors from taking and disclosing to the Company's shareholders a position with respect to an Acquisition Proposal by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or otherwise communicating with the Company's shareholders to the extent required by law.

SECTION 6.03      ACCESS TO INFORMATION.

     (a) From and after the date of this Agreement, the Company will (i) give Parent and Purchaser and their authorized accountants, investment bankers, counsel and other representatives full access (during regular business hours) to the facilities and books and records of the Company and the Group Entities and
(ii) cause its officers and employees and those of the Group Entities to furnish Parent and Purchaser with such financial and operating data and other information with respect to the business, properties and personnel of the Company and the Group Entities as Parent or Purchaser may from time to time reasonably request.

     (b) Information obtained by Parent or Purchaser pursuant to Section 6.03(a) shall be subject to the provisions of the Confidentiality Agreement.

SECTION 6.04      REASONABLE EFFORTS; FURTHER ACTIONS.

     (a) Each party hereto agrees to use all reasonable efforts to obtain all consents and approvals and to do all other things necessary for the consummation of the transactions contemplated by this Agreement. The parties agree to take such further action and to deliver or cause to be delivered such additional agreements or instruments to each other as the parties may reasonably request for the purpose of carrying out this Agreement and the transactions contemplated hereby. The parties shall afford each other access to all information, documents, records and personnel who may be necessary for any party to comply with laws or regulations (including without limitation the filing and payment of Taxes and handling Audits), to fulfill its obligations hereunder or to defend itself against suits or claims of others.

     (b) Without limiting the foregoing, (i) each of the Company, Parent and Purchaser shall use its reasonable best efforts to make promptly any required submissions under the HSR Act that the Company or Parent determines should be made, in each case, with respect to the Offer, the Amalgamation and the transactions contemplated hereby and to respond as promptly as practicable to all inquiries received from any Governmental Entity with respect to such submissions for additional information or documentation, and (ii) Parent, Purchaser and the Company shall cooperate with one another (A) in promptly determining, in connection with the consummation of the transactions contemplated by this Agreement, whether any filings are required to be or should be made or consents, approvals, permits or authorizations are required to be or should be obtained under any other national, state or foreign law or regulation or whether any consents, approvals or waivers are required to be or should be obtained from other parties to loan agreements or other contracts or instruments material to the Company's business and (B) in promptly making any such filings, furnishing information required in connection therewith and seeking to obtain timely any such consents, permits, authorizations, approvals or waivers.

     (c) In the event that any action, suit, proceeding or investigation relating hereto or to the transactions contemplated hereby is commenced, whether before or after the Effective Time, the parties hereto agree to cooperate and use all reasonable efforts to defend vigorously against it and respond thereto.

SECTION 6.05      INDEMNIFICATION AND INSURANCE.

     (a) For six years after the Effective Time, the Company or the Amalgamated Company, as applicable, shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company and the Group Entities or an employee of the Company or any Group Entity who acts as a fiduciary under any of the Company Benefit Plans (each an "INDEMNIFIED PARTY") against all losses, claims, damages, liabilities, fees and expenses (including reasonable fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided that any such settlement is effected with the prior written consent of Aramex or the Amalgamated Company, as applicable, which consent shall not be unreasonably withheld)) arising in whole or in part out of actions or omissions in their capacity as such occurring at or prior to the Effective Time to the full extent permitted under Bermuda law or the Company's or the Amalgamated Company's Memorandum of Association and Bye-laws, as applicable, and the Company's written indemnification agreements in effect at the date hereof, including provisions therein relating to the advancement of expenses incurred in the defense of any action or suit; provided, that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims; and provided, further, that any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under Bermuda law, the Company's or the Amalgamated Company's Memorandum of Association or Bye-laws, as applicable, or the Company's written indemnification agreements, as the case may be, shall be made by independent counsel mutually acceptable to the Company or the Amalgamated Company, as applicable, and the Indemnified Party; and provided, further, that nothing herein shall impair any rights or obligations of any Indemnified Party. In the event that any claim or claims are brought against any Indemnified Party (whether arising before or after the Effective Time), such Indemnified Party may select counsel for the defense of such claim, which counsel shall be reasonably acceptable to the Company (if selected prior to the Effective Time) or the Company or the Amalgamated Company (as applicable, if selected after the Effective Time).

     (b) The Company or the Amalgamated Company, as applicable, shall maintain the Company's existing officers' and directors' liability insurance policy ("D&O INSURANCE") for a period of not less than six years after the Effective Time, but only to the extent related to actions or omissions prior to the Effective Time; provided, that the Company or the Amalgamated Company, as applicable, may substitute therefor policies of substantially similar coverage and amounts containing terms no less advantageous to such former directors or officers; provided further, that the aggregate amount of premiums to be paid with respect to the maintenance of such D&O Insurance for such six year period shall not exceed $300,000.

SECTION 6.06 EMPLOYEE MATTERS. Contemporaneous with the execution of this Agreement, the Company shall enter into (i) a Deed of Variation with Fadi Ghandour and (ii) a Letter of Appointment with William Kingson, in the forms attached as Exhibit D and Exhibit E, respectively.

SECTION 6.07 PROXY STATEMENT. Unless Purchaser is able to conduct a Compulsory Acquisition of the Common Shares not tendered in the Offer as contemplated by
Section 2.11, Parent and Purchaser shall cooperate to provide to the Company the necessary information for, and the Company shall prepare the Proxy Statement and, subject to the prior review and approval of Parent and Purchaser (which approval shall not be unreasonably withheld), the Company shall cause, as soon as practicable after the consummation of the Offer, the Proxy Statement to be mailed to the Company's shareholders at the earliest practicable date and shall use all reasonable efforts to obtain the necessary approval of the Amalgamation by its shareholders. The Company agrees to provide Parent and Purchaser with, and to consult with Parent and Purchaser regarding, any comments that may be received from any regulatory authority with respect to the Proxy Statement promptly after receipt thereof. Parent, Purchaser and the Company each agree promptly to correct any information provided by it for use in the Proxy Statement if and to the extent that it shall have become false or misleading in any material respect and the Company further agrees to take all steps necessary to cause the Proxy Statement as so corrected to be filed with any regulatory authority, if required, and to be disseminated to holders of Common Shares, in each case as and to the extent required by applicable law.

SECTION 6.08 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent and Purchaser, and Parent or Purchaser, as the case may be, shall give prompt notice to the Company, of the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which is likely (a) to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect if made as of any time at or prior to the Effective Time and (b) to result in any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied hereunder (including the conditions set forth in Exhibit A); provided, however, that the delivery of any notice pursuant to this Section 6.08 shall not limit or otherwise affect the remedies available hereunder to any of the parties sending or receiving such notice.

SECTION 6.09 PRESS RELEASES. Parent, Purchaser and the Company will consult with each other before issuing any press release or otherwise making any public statements with respect to the Offer, the Amalgamation or the Compulsory Acquisition, as applicable, or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation (and affording the other party or parties an opportunity to comment thereon), except as may be required by applicable law or stock exchange rules.

SECTION 6.10 REVIEW. The Company covenants and agrees that it shall take all action necessary to enable a tax review of the Company and the Group Entities for the fiscal years 1999 and 2000 (the "SPECIAL TAX REVIEW") to commence on or after the date of this Agreement, including but not limited to providing the Tax Reviewer with full access to the books, records, accounts, personnel and advisors of the Company. The Company agrees that it shall appoint KPMG or another internationally recognized accounting firm (that does not audit the financial statements of the Company) reasonably acceptable to Parent, Purchaser and the Company (the "TAX REVIEWER") to perform the Special Tax Review. Parent and Purchaser agree to pay all expenses of the Tax Reviewer related to the Special Tax Review.

SECTION 6.11 EXISTING STOCK OPTIONS. The Company shall take all action necessary or procure such action necessary to permit (i) the conditional exercise of those Existing Stock Options which are currently exercisable and which have an exercise price equal to or less than the Offer Price; and (ii) the "cashless" or nil paid exercise of those Existing Stock Options that are conditionally exercised. Holders of Existing Stock Options will indicate their interest in making a "conditional exercise" to the Company and the Company shall act as agent for such holders for purposes of tendering the underlying Common Shares in the Offer or having such Common Shares delivered directly to the Purchaser at the instruction of such holders. As will be more fully described in the Offer Documents, if Purchaser accepts for payment Common Shares tendered in the Offer, it will also acquire the Common Shares underlying all "conditionally exercised" Existing Stock Options. Each holder of such "conditionally exercised" Existing Stock Options shall be entitled to receive an amount equal to the product of (i) the excess, if any, of the Offer Price over the per share exercise or purchase price of such Existing Stock Option and (ii) the number of Existing Stock Options exercised by such holder. Notwithstanding anything in this Agreement to the contrary, in no event shall the Company or the holders of Existing Stock Options be entitled to receive any consideration for "conditionally exercised" Existing Stock Options (or any such underlying Common Shares, other than Common Shares that are not fully paid) except as stated in the immediately preceding sentence. Such payment shall be reduced by any income, employment or other similar Tax withholding required under the Code or any provision of state, local or foreign tax law and any other applicable Taxes as specified in Section 2.12. To the extent such amounts are withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Existing Stock Option.

                                   ARTICLE VII

                 CONDITIONS TO CONSUMMATION OF THE AMALGAMATION

SECTION 7.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE AMALGAMATION. The respective obligations of each party to effect the Amalgamation are subject to the satisfaction or waiver, where permissible, prior to the proposed Effective Time, of the following conditions:

     (a) the Compulsory Acquisition shall not have occurred;

     (b) the plan of amalgamation contained in this Agreement shall have been approved by the requisite affirmative vote of the shareholders of the Company and the Purchaser required by and in accordance with applicable law;

     (c) all necessary waiting periods under the HSR Act and any other anti-trust or competition laws applicable to the Amalgamation shall have expired or been terminated;

     (d) no statute, rule, regulation, executive order, judgment, decree or injunction shall have been enacted, entered, issued, promulgated or enforced by any court or Governmental Entity against Parent, Purchaser or the Company and be in effect that prohibits or restricts the consummation of the Amalgamation or makes such consummation illegal (each party agreeing to use all reasonable efforts to have such prohibition lifted);

     (e) Purchaser shall have accepted for payment and paid for Shares tendered pursuant to the Offer; and

     (f) appraisal actions with respect to the Amalgamation shall not have been filed by or on behalf of shareholders of the Company holding more than 10% of the outstanding Common Shares.

                                  ARTICLE VIII

                         TERMINATION; AMENDMENT; WAIVER

SECTION 8.01 TERMINATION. This Agreement may be terminated and the Compulsory Acquisition or Amalgamation may be abandoned at any time (notwithstanding approval thereof by the shareholders of the Company) prior to the Effective Time (with any termination by Parent also being an effective termination by Purchaser):

     (a) by mutual written consent of the Company and Parent;

     (b) by Parent or the Company if any court of competent jurisdiction or other Governmental Entity shall have issued and not revoked or lifted an order, decree or ruling (which order, decree or ruling the parties hereto shall use reasonable efforts to lift) or taken and not revoked any other action restraining, enjoining or otherwise prohibiting the Offer, the Amalgamation or any of the transactions contemplated by this Agreement;

     (c) by the Company if (i) Purchaser fails to commence the Offer as required by Section 1.01 hereof, (ii) Purchaser shall not have accepted for payment and paid for Shares tendered pursuant to the Offer in accordance with the terms thereof on or before the 90th day after the date of this Agreement, (iii) Purchaser fails to accept for payment and pay for validly tendered Shares in violation of the Offer or the terms of this Agreement or (iv) Purchaser or Parent shall have breached any of their respective representations, warranties or covenants of this Agreement, which breach has had or is reasonably likely to have a material adverse effect on the ability of Parent or Purchaser to consummate the transactions contemplated hereby;

     (d) by Parent if, due to the non-satisfaction of any of the Offer Conditions, Purchaser has (i) terminated the Offer without purchasing any Shares tendered pursuant to the Offer or (ii) not accepted for payment Shares tendered pursuant to the Offer prior to the 90th day after the date of this Agreement;

     (e) by the Company, prior to the acceptance for payment of Shares tendered pursuant to the Offer, if (i) the Company has received a Superior Proposal, (ii) the Company has complied with the provisions of Section 6.02(a) and (b), (iii) the Company has notified Parent and Purchaser in writing of its receipt of, and its intention to accept, a Superior Proposal and the material terms thereof and, during the seven (7) day period following such notice, has afforded Parent the opportunity to make revised proposals (including by negotiating the terms of any such proposals with Parent), (iv) the Board of Directors of the Company shall have concluded, after considering the results of such negotiations and any revised proposal made by Parent that the Superior Proposal giving rise to the Company's notice continues to be a Superior Proposal, and (v) the Company simultaneously with its termination of this Agreement makes the payment required by Section 8.03(b); and

     (f) by Parent, prior to the acceptance for payment of Shares tendered pursuant to the Offer, if the Company shall have taken or the Board of Directors of the Company shall have resolved to take any of the actions referred to in
Section 6.02(d) or the Company shall have breached any of its obligations under
Section 6.02.

SECTION 8.02 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to
Section 8.01, this Agreement, except for the provisions of Sections 6.03(b), 6.09, 8.02, 8.03 and Article IX hereof, shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders. Nothing in this Section 8.02 shall relieve any party to this Agreement of liability for any willful breach of this Agreement.

SECTION 8.03      FEES AND EXPENSES.

     (a) Whether or not the Offer or the Amalgamation is consummated, except as otherwise specifically provided herein, all costs and expenses incurred in connection with the Offer, the Amalgamation, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

     (b) In the event that this Agreement is terminated pursuant to Section 8.01(e) or Section 8.01(f), the Company shall pay Parent a termination fee of Two Million Dollars ($2,000,000) (the "TERMINATION FEE") in immediately available funds by wire transfer to an account designated by Parent. If this Agreement is terminated by Parent pursuant to Section 8.01(f) and the Termination Fee is paid in accordance with Sections 8.03(b) and (c), Parent agrees that it will not seek damages hereunder for the Company's breach of
Section 6.02.

     (c) Any amounts payable pursuant to Section 8.03(b) shall be payable promptly but in no event later than two (2) Business Days following termination of this Agreement and, if the Company is the party seeking to terminate this Agreement, as a condition thereto.

     (d) The Company acknowledges that the agreements contained in this Section
8.03 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent and Purchaser would not have entered into this Agreement.

     (e) The prevailing party in any legal action undertaken to enforce this Agreement or any provision hereof shall be entitled to recover from the other party the costs and expenses (including attorneys' and expert witness fees) incurred in connection with such action. If Parent commences a suit brought for the Company's failure to pay the Termination Fee when due pursuant to this
Section 8.03, and such suit results in a judgment against the Company with respect to the payment of the Termination Fee, the Company shall pay to Parent its costs and expenses as provided above together with interest from the date of termination of this Agreement on the amounts so owed at the prime rate offered by Citibank in effect from time to time during such period for Dollar denominated loans plus two percent (2%).

SECTION 8.04 AMENDMENT. To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the Boards of Directors of the Company, Parent and Purchaser, subject in the case of the Company to Section 1.04(b), at any time before or after approval of this Agreement by the shareholders of the Company but, after any such shareholder approval, no amendment shall be made which decreases the Amalgamation Consideration or which adversely affects the rights of the Company's shareholders hereunder without the approval of the shareholders of the Company. This Agreement may not be amended, changed, supplemented or otherwise modified except by an instrument in writing signed on behalf of all of the parties.

SECTION 8.05      EXTENSION; WAIVER; REMEDIES.

     (a) At any time prior to the Effective Time, the parties hereto, by action taken by or on behalf of the respective Boards of Directors of the Company, Parent and Purchaser, subject in the case of the Company to Section 1.04(b), may
(x) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (y) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (z) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     (b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party. The failure of any party hereto to exercise any rights, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                                   ARTICLE IX

                                  MISCELLANEOUS

SECTION 9.01 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made in Articles IV and V shall not survive beyond the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties hereto that by its terms contemplates performance after the Effective Time.

SECTION 9.02 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, together with the Confidentiality Agreement, constitutes the entire agreement between the parties with respect to subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to subject matter hereof. The Agreement shall not be assigned by any party by operation of law or otherwise without the prior written consent of the other parties, provided, that Parent or Purchaser may assign any of their respective rights and obligations to any direct or indirect wholly-owned subsidiary of Parent, but no such assignment shall relieve Parent or Purchaser, as the case may be, of its obligations hereunder.

SECTION 9.03 VALIDITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. If any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

SECTION 9.04 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be deemed given upon (i) transmitter's confirmation of a receipt of a facsimile transmission, (ii) confirmed delivery by a standard overnight courier or when delivered by hand or (iii) the expiration of five Business Days after the date when mailed by certified or registered mail, postage prepaid, addressed to the following addresses (or at such other address for a party as shall be specified by like notice):

         if to Parent or Purchaser:

         Rasmala Distribution (Cayman) Limited
         Emirates Towers Offices
         10th Floor, Suite 10A
         Sheikh Zayed Road
         P.O. Box 31145
         Dubai, United Arab Emirates
         Attention:        Arif Naqvi and Ali Samir al Shihabi
         Facsimile:        +971 4 330 3438

         Rasmala Distribution (Bermuda) Limited
         Emirates Towers Offices
         10th Floor, Suite 10A
         Sheikh Zayed Road
         P.O. Box 31145
         Dubai, United Arab Emirates
         Attention:        Arif Naqvi and Ali Samir al Shihabi
         Facsimile:        +971 4 330 3438
         with a copy to:

         Norton Rose
         Kempson House
         Camomile Street
         London, UK EC3A 7AN
         Attention:        Tim Marsden
         Facsimile:        +44 (0)20 7283 6500

         if to the Company:

         Aramex International Limited
         2 Badr Shaker Al Sayyab Street
         Um Uthanya P.O. Box 3371
         Amman 11181
         Jordan
         Attention:        Fadi Ghandour
         Facsimile:  +962 6 553 7451

         With a copy to:

         Wilmer, Cutler & Pickering
         2445 M Street, NW
         Washington, DC 20037
         Attention:        Stephen Doyle
         Facsimile:        +1 202 663 6363

SECTION 9.05      GOVERNING LAW; JURISDICTION.

     (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of law thereof, except as provided in ss.5-1401 of the New York State General Obligations Laws; provided, however, that provisions relating to the Amalgamation and the Compulsory Acquisition shall be governed by the laws of Bermuda and provisions relating to the validity of corporate actions shall be governed by the laws of the jurisdiction of incorporation or organization of the relevant corporation. Each party agrees that the United States District Court for the Southern District of New York is to have non-exclusive jurisdiction to settle any disputes arising out of or relating to this Agreement or any agreements or transactions contemplated hereby and submits itself and its property to the non-exclusive jurisdiction of the foregoing courts with respect to such disputes.

     (b) Without prejudice to any other mode of service:

          (i) the Company appoints CT Corporation System located at 111 Eighth Avenue, New York, New York 10011 as its agent for service of process relating to any proceedings before the federal courts in New York in connection with this Agreement and agrees to maintain the process agent in New York notified to Parent and Purchaser;

          (ii) Parent and Purchaser each appoint CT Corporation System located at 111 Eighth Avenue, New York, New York 10011 as its agent for service of process relating to any proceedings before the federal courts in New York in connection with this Agreement and agree to maintain the process agent in New York notified to the Company;

          (iii) each party agrees that failure by a process agent to notify it of the process shall not invalidate the proceedings concerned; and

          (iv) each party consents to the service of process relating to any such proceedings by prepaid mailing of a copy of the process to its respective agent at the address identified in paragraph (i) or (ii) above or by prepaid mailing by air mail, certified or registered mail of a copy of the process to it at the address set forth in Section 9.04.

     (c) Each of the parties hereto:

          (i) waives objection to the federal courts in New York on grounds of inconvenient forum, venue or otherwise as regards proceedings in connection with this Agreement or any agreements or transactions contemplated hereby; and

          (ii) agrees that a final judgment or order of a federal court in New York in connection with this Agreement or any agreements or transactions contemplated hereby is conclusive and binding on it, subject to appellate review, and may be enforced against it in the courts of any other jurisdiction.

SECTION 9.06 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement except for Section 6.05 (which are intended to be for the benefit of the Persons referred to therein).

SECTION 9.07 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.


                                    Article X

                         DEFINITIONS and interpretations

10.01 DEFINITIONS. As used in this Agreement, the following capitalized terms shall have the meanings (such definitions to be equally applicable to both the singular and plural forms of the terms defined) set forth in this Section 10.01.

     "2000 FINANCIAL STATEMENTS" shall mean the audited consolidated financial statements of the Company (including the related notes and schedules) included in the Company's Form 20-F for fiscal year 2000.

     "ACCEPTANCE DATE" shall mean the date that the amendment to Schedule TO reporting the initial acceptance by Purchaser of the Common Shares tendered in the Offer is filed with the SEC.

     "ACQUISITION PROPOSAL" shall mean any offer or proposal, or any indication of interest in making an offer or proposal, made by a Person or group (within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder) at any time with respect to any recapitalization, merger, amalgamation, consolidation or other business combination involving the Company or the Group Entities, or acquisition of any share capital (other than upon exercise of the Existing Stock Options and Warrants that are outstanding as of the date hereof) or any portion of the assets (except for acquisition of assets in the ordinary course of business consistent with past practices) of the Company or the Group Entities, or any combination of the foregoing.

     "AFFILIATE" and "ASSOCIATE" shall have the meanings given to such terms in Rule 12b-2 under the Exchange Act.

     "AGREEMENT" shall have the meaning set forth in the Opening Paragraph.

     "AIRBORNE" shall mean Airborne Freight Corporation, a Delaware Corporation.

     "AMALGAMATED COMPANY" shall have the meaning set forth in Section 2.01.

     "AMALGAMATION" shall have the meaning set forth in Section 2.01.

     "AMALGAMATION AGREEMENT" shall have the meaning set forth in Exhibit A.

     "AMALGAMATION CONSIDERATION" shall have the meaning set forth in Section 2.07.

     "AMALGAMATION EFFECTIVE TIME" shall have the meaning set forth in Section 2.03.

     "AUDIT" shall mean any audit, assessment of Taxes, other examination by any Tax Authority, proceeding or appeal of such proceeding relating to Taxes.

     "AUTHORIZATIONS" shall have the meaning set forth in Section 4.15(b).

     "BENEFICIAL OWNERSHIP" shall have the meaning given to such term in Rule 13d-3 under the Exchange Act.

     "BUSINESS DAY" shall mean a day, other than a Saturday, Sunday, a day which is a US federal holiday or a public holiday in Bermuda, Jordan or the United Kingdom.

     "CERTIFICATE OF AMALGAMATION" shall have the meaning set forth in Section 2.03.

     "CERTIFICATES" shall have the meaning set forth in Section 3.02(a).

     "CODE" shall mean the US Internal Revenue Code of 1986, as amended.

     "COMMON SHARES" means the common stock of the Company, par value $0.01 per share.

     "COMPANIES ACT" shall mean the Bermuda Companies Act 1981, as amended.

     "COMPANY" shall have the meaning set forth in the Opening Paragraph.

     "COMPANY BENEFIT PLANS" shall have the meaning set forth in Section 4.11
(a).

     "COMPANY PERMITS" shall have the meaning set forth in Section 4.14(a).

     "COMPANY SEC REPORTS" shall have the meaning set forth in Section 4.06(a).

     "COMPANY SECURITIES" shall have the meaning set forth in Section 4.02(d).

     "COMPANY US PLANS" shall have the meaning set forth in Section 4.11 (a).

     "COMPULSORY ACQUISITION" shall have the meaning set forth in Section 2.11.

     "COMPULSORY ACQUISITION EFFECTIVE TIME" shall have the meaning set forth in
Section 2.11.

     "CONFIDENTIALITY AGREEMENT" shall mean the Confidentiality Agreement dated September 12, 2001, between Groupe Cupola Luxembourgeoise Holdings SA and the Company.

     "CONTINUING DIRECTORS" shall have the meaning set forth in Section 1.04(b).

     "D&O INSURANCE" shall have the meaning set forth in Section 6.05 (b).

     "DOLLAR" or "$" shall mean the currency of the United States of America.

     "DOMAIN NAMES" shall mean all internet domain names owned by or on behalf of the Company and the Group Entities, including, without limitation, www.aramex.com, www.aramex.net, www.aramex.org, www.aramex.info and www.aramex.biz.

     "EFFECTIVE TIME" shall mean either the Amalgamation Effective Time or the Compulsory Acquisition Effective Time, as applicable.

     "ENVIRONMENTAL LAW" shall mean any statute, law, ordinance, rule, regulation, order, judgment or decree applicable to the Company or any Group Entity relating to (i) pollution or the protection or preservation of the environment or natural resources, (ii) Releases or threatened

Releases, and (iii) the management (including use, treatment, handling, storage, disposal, transportation, recycling or remediation) of any Hazardous Substance.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE" shall mean any trade or business whether or not incorporated, that together with such party would be deemed a "single employee" within the meaning of Section 4001(b) of ERISA.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "EXISTING STOCK OPTIONS" shall mean those options or rights to acquire Common Shares listed on Schedule 4.02(b).

     "EXPIRATION DATE" shall have the meaning set forth in Exhibit A.

     "FINANCIAL ADVISOR" shall mean BB&T Capital Markets in its capacity as financial advisor to the Company with respect to the transactions contemplated by this Agreement.

     "GOVERNMENTAL ENTITY" shall mean any national, state or local government or subdivision thereof, or governmental, judicial, legislative, executive, administrative or regulatory authority, agency, commission, tribunal or body.

     "GROUP ENTITY" shall mean those entities which comprise the Company's international express package delivery, freight forwarding, logistics and other transport operations.

     "GROUP ENTITY SECURITIES" shall have the meaning set forth in Section 4.02(e).

     "HAZARDOUS SUBSTANCE" shall mean any substance, pollutant, contaminant, chemical or other material (including petroleum or any fraction thereof, asbestos or asbestos-containing-material, polychlorinated biphenyls, urea formaldehyde foam insulation) or waste that is identified or regulated under any Environmental Law.

     "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "INDEMNIFIED PARTY" shall have the meaning set forth in Section 6.05 (a).

     "INFORMATION TECHNOLOGY" shall mean information technology infrastructure (including without limit hardware, software (in both object and source code), firmware, networks and connecting media) and all data, information, manuals or other documents relating thereto.

     "INTELLECTUAL PROPERTY" shall mean all patents, trademarks, trade names, business names (including internet domain names), service marks, copyrights (including copyright in computer software) and rights in designs, databases, semiconductor topographies, undisclosed confidential information (such as know-how, trade secrets and inventions (whether patentable or not)), and all other intellectual property or similar proprietary rights of whatever nature (whether registered or not and including applications to register or rights to apply for registration) which may now or in the future subsist anywhere in the universe.

     "MATERIAL ADVERSE EFFECT" shall mean any event, circumstance, condition, development or occurrence causing, resulting in or having (or with the passing of time likely to cause, result in or have) a material and adverse effect on the financial condition, business, properties, assets, liabilities, results of operations or prospects of the Company and the Group Entities taken as a whole or the ability of the Company to consummate the transactions contemplated by this Agreement in any material respect; provided, however, that no event or circumstance arising out of, or resulting from, the entering into or the announcement of this Agreement shall be deemed to constitute a Material Adverse Effect.

     "MATERIAL CONTRACTS" shall have the meaning set forth in Section 4.19(b).

     "MINIMUM TENDER CONDITION" shall have the meaning set forth in Exhibit A.

     "OFFER" shall have the meaning set forth in Section 1.01(a).

     "OFFER CONDITIONS" shall have the meaning set forth in Section 1.01(a).

     "OFFER DOCUMENTS" shall have the meaning set forth in Section 1.01(c).

     "OFFER PRICE" shall have the meaning set forth in Section 1.01(a).

     "PARENT" shall have the meaning set forth in the Opening Paragraph.

     "PAYING AGENT" shall have the meaning set forth in Section 3.01.

     "PAYMENT FUND" shall have the meaning set forth in Section 3.01.

     "PERSON" shall mean any individual, corporation, limited liability company, partnership, association, trust, estate or other entity or organization.

     "PLAN OF AMALGAMATION" shall mean the amalgamation of the Company and Purchaser on the terms and conditions contained in this Agreement and to be set out in a separate Bermuda law agreement to be approved by the shareholders.

     "POTENTIAL ACQUIRER" shall have the meaning set forth in Section 6.02(a).

     "PREFERRED SHARES" shall mean the 5,000,000 authorized preferred shares, par value $0.01 per share, of the Company.

     "PROXY STATEMENT" shall mean, collectively, the letter to shareholders, notice of meeting, proxy statement and form of proxy, or the information statement, as the case may be, that may be provided to shareholders of the Company in connection with the Amalgamation (including any amendments or supplements), and any schedules which may be required to be filed with or furnished to any regulatory authority in connection therewith, as from time to time amended or supplemented.

     "PURCHASER" shall have the meaning set forth in the Opening Paragraph.

     "QUARTERLY FINANCIAL STATEMENTS" shall have the meaning set forth in
Section 4.06 (b).

     "REAL PROPERTY LEASES" shall have the meaning set forth in Section 4.18(b).

     "RELEASE" shall mean any spill, discharge, leak, emission, disposal, injection, escape, dumping, leaching, dispersal, emanation, migration or release of any kind whatsoever of any Hazardous Substance in, on, into, through or onto the environment.

     "SCHEDULE TO" shall mean a Tender Offer Statement on Schedule TO, together with all amendments and supplements thereto.

     "SCHEDULE 14D-9" shall mean a Solicitation/Recommendation Statement on
Schedule 14D-9, together with all amendments and supplements thereto.

     "SEC" shall mean the Securities and Exchange Commission.

     "SHARES" shall mean the issued and outstanding Common Shares and the Common Shares issuable in respect of Existing Stock Options that have been "conditionally exercised" by the holder thereof for purposes of participating in the Offer.

     "SPECIAL MEETING" shall have the meaning set forth in Section 2.09.

     "SPECIAL TAX REVIEW" shall have the meaning set forth in Section 6.10.

     "STOCK OPTION PLAN" shall mean the Aramex Stock Option Plan effective as of January 13, 1997.

     "SUBSEQUENT PERIOD" shall have the meaning set forth in Section 1.01(b).

     "SUPERIOR PROPOSAL" shall mean any unsolicited, bona fide written Acquisition Proposal as to which the Board of Directors of the Company (acting by a majority of the entire board) determines in its good faith judgment (after consultation with its independent financial advisors and independent legal counsel) taking into account applicable legal, financial, regulatory and other relevant aspects of the Acquisition Proposal, the identity of the Person making the proposal and other relevant considerations, that (i) such Acquisition Proposal is more favorable from a financial point of view to the Company's shareholders than this Agreement, (ii) the conditions to the consummation of such Acquisition Proposal are reasonably capable of being satisfied promptly and
(iii) financing for such transaction, to the extent required, is then committed or reasonably available.

     "TAKEOVER LAWS" shall mean any "moratorium", "control share acquisition", "business combination", "fair price" or other form of anti-takeover laws and regulations.

     "TAX" shall mean all taxes, charges, fees, levies, imposts, duties, and other assessments, including without limitation any income, alternative minimum or add-on tax, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, employee withholding, payroll, worker's compensation, unemployment insurance, social security, employment, excise (including the federal communications excise tax under Section 4251 of the Code), severance, stamp, transfer occupation, premium, recording, real property, personal property, federal highway use, commercial rent, environmental, taxes under Section 59A of the Code or windfall profit tax, custom, duty or other tax, fee or other like assessment or charge, together with any interest, penalties, related liabilities, fines or additions to tax that may become payable in respect thereof imposed by any country, any state, county, provincial or local government or subdivision or agency thereof.

     "TAX AUTHORITY" shall mean the US Internal Revenue Service and any other US or foreign Governmental Entity responsible for the administration of any Taxes.

     "TAX RETURNS" shall mean all returns, declarations, statements, reports, schedules, forms or information returns, and any amendments to the foregoing, required to be filed by the Company and the Group Entities (or any of them) with respect to Taxes.

     "TAX REVIEWER" shall have the meaning set forth in Section 6.10.

     "TERMINATION FEE" shall have the meaning set forth in Section 8.03(b).

     "TRANSFER AGENT" shall mean Continental Stock Transfer & Trust Co., in its capacity as the Company's transfer agent.

     "US BUSINESS DAY" shall mean any day, other than Saturday, Sunday or a US federal holiday.

     "VOTING AND TENDER AGREEMENT" shall have the meaning set forth in the Recitals.

     "WARN ACT" shall mean the Worker Adjustment and Retraining Notification Act of 1988, as amended.

     "WARRANTS" shall have the meaning set forth in Section 4.02(c).

     "WEBSITE" shall mean the worldwide website on the internet operated and owned by or on behalf of the Company or the Group Entities and located at www.aramex.com and such other websites owned or operated by or on behalf of the Company and the Group Entities on or prior to the Effective Date.

SECTION 10.02 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

SECTION 10.03 INTERPRETATION. Where a statement is qualified by the "knowledge" of a party or the "awareness" of a party, or other similar expression, that statement shall be deemed to include an additional statement that it has been made after due and careful internal inquiry (including, in the case of the Company, due and careful inquiry having been made of the Company's or the requisite Group Entity's appropriate directors, officers, employees, agents and advisors.)

SECTION 10.04 REFERENCES. Except as specifically stated otherwise, references to Articles, Sections, Schedules and Exhibits refer to Articles, Sections, Schedules and Exhibits of this Agreement. References to this Agreement shall include the Schedules and Exhibits hereto.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

                                      RASMALA DISTRIBUTION (CAYMAN) LIMITED


                                      By:      /s/ Arif Naqvi
                                             -----------------------------------

                                      Name:  Arif Naqvi
                                             -----------------------------------

                                      Title: Director
                                             -----------------------------------



                                      RASMALA DISTRIBUTION (BERMUDA) LIMITED



                                      By:      /s/ Ali Samir al Shihabi
                                             -----------------------------------

                                      Name:  Ali Samir al Shihabi
                                             -----------------------------------

                                      Title: Director
                                             -----------------------------------



                                      ARAMEX INTERNATIONAL LIMITED



                                      By:      /s/ William Kingson
                                             -----------------------------------

                                      Name:  William Kingson
                                             -----------------------------------

                                      Title: Chairman
                                             -----------------------------------

                                    EXHIBIT A

                             Conditions to the Offer

     Capitalized terms used in this Exhibit A and not otherwise defined herein shall have the meanings assigned to them in the Agreement to which it is attached (the "AMALGAMATION AGREEMENT").

     Notwithstanding any other provision of the Offer, Parent and Purchaser shall not be required to accept for payment any Shares tendered in connection with the Offer and may terminate or, subject to the terms of the Amalgamation Agreement, amend the Offer, if (i) there shall not have been validly tendered and not properly withdrawn as of the expiration of the initial offering period for the Offer (the "EXPIRATION DATE") that number of Shares which, together with any Common Shares then beneficially owned by Purchaser or Parent, represents at least seventy-five percent (75%) of the total number of outstanding Common Shares on a fully diluted basis on the date of acceptance for payment (the "MINIMUM TENDER CONDITION"), (ii) any applicable waiting period under the HSR Act or any other applicable anti-trust or competition law shall not, as of the Expiration Date, have expired or been terminated, or (iii) at any time on or after the date of the execution of the Amalgamation Agreement and prior to the time of acceptance for payment of any Shares, any of the following conditions exist:

     (a) there shall be instituted or pending and not dismissed or withdrawn any action or proceeding by any government or Governmental Entity (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the making of the Offer, the acceptance for payment of the Shares or payment of the consideration due to holders of Common Shares or Existing Stock Options by Parent or Purchaser or the consummation of the Amalgamation or Compulsory Acquisition, (ii) seeking to restrain or prohibit Parent's ownership or operation (or that of its respective subsidiaries or affiliates) of all or any material portion of the business or assets of the Company and the Group Entities, taken as a whole, or of Parent and its subsidiaries, taken as a whole, or to compel Parent or any of its subsidiaries or affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company and the Group Entities, taken as a whole, or of Parent and its subsidiaries, taken as a whole, (iii) seeking to impose or confirm material limitations on the ability of Parent, Purchaser or any of Parent's other subsidiaries or affiliates effectively to exercise full rights of ownership of the Shares, including without limitation, the right to vote any Shares acquired or owned by Parent, Purchaser or any of Parent's other subsidiaries or affiliates on all matters properly presented to the Company's shareholders or (iv) seeking to require divestiture by Parent, Purchaser or any of Parent's other subsidiaries or affiliates of any Shares; or

     (b) there shall have been any action taken, or any statute, rule, regulation, injunction, order or decree, enacted, enforced, promulgated, issued or deemed applicable to the Offer or the Amalgamation, by any court, government or Governmental Entity, other than the application of the waiting period provisions of the HSR Act or any other applicable anti-trust or competition law to the Offer or the Amalgamation, that result in any of the consequences referred to in clauses (i) through (iv) of paragraph (a) above; or

     (c) there shall have occurred (i) any general suspension of, or limitation on prices for, trading in securities on any national securities exchange or in the over-the-counter market in the United States, Bermuda, Jordan, the United Arab Emirates or Lebanon (other than any suspension or limitation on trading in any particular security as a result of a computerized trading limit or any intraday suspension due to "circuit breakers"); (ii) any declaration of any banking moratorium or any suspension of payments in respect of banks or any limitation (whether or not mandatory) on the extension of credit by lending institutions in the United States, Bermuda, Jordan, the United Arab Emirates or Lebanon; (iii) any limitation (whether or not mandatory) by any Governmental Entity on, or other event that materially adversely affects, the extension of credit by banks or other lending institutions in the United States, Bermuda, Jordan, the United Arab Emirates or Lebanon; (iv) any commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, Bermuda, Jordan, the United Arab Emirates or Lebanon; (v) any change in general financial, bank or other capital market conditions which materially and adversely affects the ability of financial institutions in the United States, Bermuda, Jordan, the United Arab Emirates or Lebanon to extend credit or syndicate loans; or (vi) in the case of any of the foregoing occurrences existing on or at the time of the commencement of the Offer, a material acceleration or worsening thereof; or

     (d) the Company shall have breached in any material respect or failed to comply in any material respect with any of its obligations, covenants or agreements under the Amalgamation Agreement; or

     (e) (i) any representation or warranty of the Company contained in the Amalgamation Agreement that is qualified by reference to a Material Adverse Effect or (ii) any representation or warranty that is qualified by reference to "materiality" shall not be true and correct; or any other such representation or warranty shall not be true and correct in all material respects, in each case either as of when made or at and as of any time thereafter (except in the case of any representation or warranty that by its terms is made as of a date specified therein which need be accurate only as of such date); or

     (f) there has occurred any change in the financial condition, business, operations or prospects of the Company and the Group Entities, taken as a whole, that would constitute a Material Adverse Effect; or

     (g) a Shareholder (as such term is used in the Voting and Tender Agreement) shall have breached in any material respect or failed to comply in any material respect with any of their obligations, covenants or agreements under the Voting and Tender Agreement; or

     (h) (i) the Board of Directors of the Company, or any committee thereof, has withdrawn or modified, in a manner adverse to Parent or Purchaser, the approval or recommendation of the Amalgamation Agreement, the Offer, the Amalgamation or the Compulsory Acquisition, or approved, recommended or announced a neutral position with respect to any Acquisition Proposal or (ii) the Board or Directors of the Company, or any committee thereof, has resolved to do any of the foregoing; or

     (i) the Amalgamation Agreement shall have been terminated pursuant to its terms or shall have been amended pursuant to its terms to provide for such termination or amendment of the Offer;

         which, in the judgment of Parent and regardless of the circumstances giving rise to such condition, makes it inadvisable to proceed with the Offer or with acceptance for payment or payment for Shares.

         The foregoing conditions are for the sole benefit of Parent and Purchaser and may be asserted or waived by Parent or Purchaser in whole or in part at any time or from time to time in their discretion.

         The failure of Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right, which may be asserted at any time and from time to time.

                                    EXHIBIT B

                    MEMORANDUM OF ASSOCIATION OF the Company

                                  See attached.

                                    EXHIBIT C

                  DIRECTORS AND OFFICERS OF AMALGAMATED COMPANY

Arif Naqvi, Director
Emirates Towers Offices
10th Floor, Suite 10A
Sheikh Zayed Road

P.O. Box 31145
Dubai, United Arab Emirates

Imtiaz Hydari, Director
Emirates Towers Offices
10th Floor, Suite 10A
Sheikh Zayed Road

P.O. Box 31145
Dubai, United Arab Emirates

Ali Samir al Shihabi, Director
Emirates Towers Offices
10th Floor, Suite 10A
Sheikh Zayed Road

P.O. Box 31145
Dubai, United Arab Emirates

Fadi Ghandour, Director and CEO
2 Badr Shaker Al Sayyab Street
Um Uthanya P.O. Box 3371
Amman 11181
Jordan

William Kingson, Director
969 Fifth Avenue
New York, NY 10021

                                    EXHIBIT D

                            FORM OF DEED OF VARIATION

                                  See attached.

                                    EXHIBIT E

                          Form of LETTER OF APPOINTMENT

                                  See attached.





                                      E-1